As filed with the Securities and Exchange Commission on November 28, 2006
                                                 SEC Registration No. 333-137831
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                              AMENDMENT NO. 2 TO

                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            AMERICAN TONERSERV CORP.
       -----------------------------------------------------------------
       (Exact Name of Small Business Issuer as Specified in its Charter)

          Delaware                    7378                     33-0686105
-------------------------  ----------------------------   -------------------
(State or Other Jurisdic-  (Primary Standard Industrial   (IRS Employer Iden-
 tion of Incorporation)     Classification Code Number)    tification Number)

         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
                                 (800) 736-3515
         ---------------------------------------------------------------
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place of Business)

            Daniel J. Brinker, President and Chief Executive Officer

         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
                                 (800) 736-3515
         ---------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                               James P. Beck, Esq.
                                Krys Boyle, P.C.
     600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202
                                 (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
----------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                    Proposed       Proposed
Title of Each           Amount      Maximum        Maximum
Class of Secur-         to be       Offering       Aggregate     Amount of
ities to be             Regis-      Price          Offering     Registration
Registered              tered       per Unit(2)     Price(2)        Fee
----------------------------------------------------------------------------
Common Stock         4,706,900 (1)   $0.15         $706,035       $75.55 (3)
$.001 Par Value        Shares
----------------------------------------------------------------------------

(1)  To be offered by three selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                        SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2006
--------------------------------------------------------------------------------


                            AMERICAN TONERSERV CORP.

                        4,706,900 Shares of Common Stock


     Three selling shareholders are offering the shares of common stock.


     The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices. Our common stock is quoted on the OTC Bulletin Board. The current trading symbol is "ASVP."

     INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS AND IS HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.













                                 _________, 2006

                                TABLE OF CONTENTS


                                                                    PAGE

     Prospectus Summary ..........................................    3

     Risk Factors ................................................    5

     Use of Proceeds .............................................   10

     Determination of Offering Price .............................   10

     Market for Common Stock and Related Stockholder Matters .....   10

     Management's Discussion and Analysis ........................   11

     Business ....................................................   19

     Management ..................................................   27

     Executive Compensation .......................................  31

     Security Ownership of Certain Beneficial Owners
       and Management ............................................   37

     Certain Transactions ........................................   39

     Selling Shareholders ........................................   42

     Plan of Distribution ........................................   43

     Description of Securities ...................................   45

     Legal Matters ...............................................   48

     Experts .....................................................   48

     Available Information .......................................   48

     Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities ................................   48

     Index to Financial Statements ...............................   49

                               PROSPECTUS SUMMARY

     The following summary describes the most significant aspects of the offering. You should read the following summary together with the more detailed information regarding us, the sale of our common stock in this offering, our financial statements and the notes to those financial statements that appear elsewhere in this prospectus.

THE COMPANY

     American TonerServ Corp. ("we," our," "American TonerServ," "ATS" or the "company") was founded as a Delaware corporation in 1995 and is headquartered in Santa Rosa, California. American TonerServ Corp. is a national distributor of re-manufactured printer toner cartridges. We have been servicing printers and other office equipment through our Preferred Provider Network for over ten years. Over the last few years, we began selling re-manufactured toner cartridges through our dealers and marketing cartridges directly to businesses.

     On August 12, 2005, we became a reporting company under the federal securities laws. On February 14, 2006 our common stock had been accepted for quotation on the OTC Bulletin Board. Our trading symbol is currently "ASVP." Quotations for our common stock have only recently become available on the OTC Bulletin Board, and trading has been sporadic. The potential liquidity of public shares is expected to allow us to utilize a combination of cash and our stock to acquire local and regional toner re-manufacturing and distribution companies. We plan to grow our business through acquisitions and internal growth.

     Our executive offices are located at 475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403, and our telephone number is (800) 736-3515.

THE OFFERING

     Total shares outstanding .............  22,781,880(1)

     Shares being offered for resale
     to the public ........................  4,706,900

     Price per share to the public ........  The selling shareholders will sell our shares at prevailing market
                                             prices or privately negotiated
                                             prices.

     Use of proceeds from the offering ....  We will not receive any proceeds from this offering.

     Estimated expenses of the offering
     to be paid by us .....................  $12,000

----------------

(1) As of November 15, 2006 and does not include 18,175,912 shares of common stock issuable upon exercise of outstanding options and warrants and the conversion of outstanding preferred stock. In addition to the outstanding options and warrants and preferred stock, the company has issued $425,000 of notes that are convertible into common stock at a conversion price equal to the price of shares sold in a future offering of common stock. The holders of these notes also hold warrants that may be exercised to purchase a number of shares ranging from 40% to 150% of the number of shares each holder would receive if their notes are converted into common stock. The exercise price of the warrants will be equal to the price of shares sold in the offering of common stock. For estimation purposes, if we sell shares of common stock in a future offering at $0.35 per share, 1,214,286 shares would be issuable on conversion of the notes and 642,857 shares would be issuable upon exercise of the warrants.

SUMMARY FINANCIAL INFORMATION

     The summary financial information contained in the following table is derived from and should be read in conjunction with our audited and unaudited financial statements and the notes thereto appearing elsewhere in this prospectus. Our auditors have expressed substantial doubt about our ability to continue as a going concern.

                               For the Year Ended For the Nine Months Ended
                                    December 31,            September 30,
                              ----------------------  ----------------------
                                 2005        2004        2006        2005
                              ----------  ----------  ----------  ----------
Statement of Operation Data:

Total Revenue                 $  440,406  $1,039,686  $  325,386  $  360,335
Operating Expenses               530,507   1,201,000     853,620     500,738
Loss from Operations            (354,867)   (740,570)   (708,861)   (363,429)
Net Loss                        (443,906)   (762,405)   (862,274)   (427,259)
Basic & Diluted Loss
  Per Share                        (0.58)      (1.04)      (0.11)      (0.55)
Weighted Average Number
  Of Shares Outstanding          771,880     735,690   7,702,283     771,880

                                    At December 31,      At September 30,
                                         2005            2006 (Unaudited)
                                    ---------------      ----------------
Balance Sheet Data:

Working Capital Deficit               $1,124,122             $493,114
Total Assets                             117,091              682,261
Long-term Debt                           304,853              663,023
Stockholders' Deficit                  1,414,308              773,971

                                  RISK FACTORS

     An investment in the common stock offered involves a high degree of risk. You should consider carefully all of the material risks described below and all other information contained in this prospectus before making an investment decision. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of, or related to, our company.

WE HAVE OPERATED AT A LOSS FOR MOST OF OUR HISTORY AND HAVE A SUBSTANTIAL ACCUMULATED DEFICIT AND IF WE CONTINUE TO INCUR LOSSES WE MAY HAVE TO FILE FOR BANKRUPTCY.

     During our eleven-year operating history, we have experienced significant operating losses. Additionally, we are currently operating at a loss and are dependent on additional financing in order to continue to operate. During the years ended December 31, 2005 and 2004, we had net losses of $443,906 and $762,405, respectively, and during the nine months ended September 30, 2006, we had a net loss of $862,274. As of September 30, 2006, we had an accumulated deficit of $11,674,920. We do not believe that we can achieve profitability until we obtain additional financing and implement our strategic business plan of acquiring other companies.

WE MAY BE UNABLE TO MAKE ACQUISITIONS IN THE TONER RE-MANUFACTURE MARKET WHICH COULD FORCE THE COMPANY TO DECLARE BANKRUPTCY.

     Our business plan assumes that compatible toner re-manufacturing providers will be interested in partnering with us. In order for this strategy to be effective, we must be able to first acquire these companies at a reasonable valuation. Additionally, our business plan is based on the assumption that we will be able to reduce the back office and other overhead and related expenses of an acquired company by at least 10% by utilizing our existing back office, systems and service capabilities. Further, we expect that all acquisitions will be for a combination of cash, promissory notes and stock consideration over a time period of as much as three years and we will depend on retaining the customers and revenues of the acquired. There is no assurance that we will be able to make acquisitions under these terms. If we are unable to implement this plan, we will have to consider filing for bankruptcy which could result in our shareholders losing all of their investment in our stock.

WE MAY BE UNABLE TO RAISE NECESSARY FUNDING TO CONTINUE TO OPERATE THE BUSINESS WHICH MAY LEAD TO BANKRUPTCY.

     We have encountered difficulty in obtaining funding for our operations and implementing our strategic business plan. If we are unable to raise additional funding during the next six months, we may have to consider bankruptcy. In addition, if unexpected adverse conditions such as losses of customers or judgments against us increase our cash requirements, we may not be able to continue to operate. We are currently spending approximating $25,000 more cash per month than we bring in. Delays in obtaining additional financing could force us to cease operations and declare bankruptcy which could result in our shareholders losing all of their investment in our stock. If we are unable to implement our business plan, management expects that we will require approximately $750,000 of outside financing over the next 12 months to conduct our business as it is currently operated.

CHANGES IN MARKET CONDITIONS COULD FORCE US TO REDUCE PRICES OR REQUIRE RETOOLING WHICH WOULD REDUCE OR ELIMINATE THE OPPORTUNITIES FOR US TO MAKE A PROFIT.

     The toner cartridge market is currently dominated by a few, very large manufactures such as Hewlett Packard and Canon. Significant adjustments in their strategies, such as significant price reductions for new toner cartridges, implementation of new toner technologies that render re-manufacturing obsolete or require costly retooling or if they were to decide to offer private label toner products, would have a negative impact on our business strategy and cause our expected gross margins to decline. Ultimately, this could force us to declare bankruptcy which could result in our shareholders losing all of their investment in our stock.

TONER CARTRIDGE RE-MANUFACTURERS MAY BE UNABLE TO ADAPT TO NEW TECHNOLOGIES WHICH WOULD LEAD TO LOST REVENUES.

     Our strategic business plans rely on the ability of other companies' ability to continue to develop, package and supply re-manufactured toner cartridges. As printer technologies continue to evolve and change, it may be possible that a much smaller percentage of the current re-manufacturers will be able to keep pace with the printer manufacturer and make the necessary capital investments to produce quality toner replacements in a cost effective manner. Consolidation in the re-manufacture supplier business sector and higher costs to manufacture replacement toner cartridges could cause an increase in planned costs and a decline in revenue.

WE MAY BE UNABLE TO REACTIVATE OUR PREFERRED PROVIDER NETWORK WHICH WOULD IMPAIR OUR ABILITY TO PROVIDE REPAIR SERVICE TO CUSTOMERS WHICH WOULD LEAD TO LOST REVENUES.

     Our strategic business plan includes our ability to provide printer repair and maintenance service on a nationwide basis. American TonerServ offers national service capabilities through approximately 3,000 independent service providers. We are not currently using a vast majority of those service providers. If we fail to reactivate our service network as demand increases, we will not be able to provide service and lose revenues.

WE MAY BE UNABLE TO ATTRACT ENOUGH ACQUISITION CANDIDATES WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS PLAN.

     Our strategic business plan is based upon our ability to forge strategic business relationships with compatible toner distributors. This will require us to identify structure and close business partnerships and acquisitions with companies with which we have no affiliation today. Our strategic business plan requires that we strictly adhere to financial and customer retention requirements in order to make the transactions attractive to our potential partners or acquisition candidates. We have not entered into any letters of intent with any potential acquisition candidates, and have not specifically identified terms and conditions that would be acceptable to possible acquisition companies. If we fail to attract and acquire suitable businesses, we will not achieve profitability and will be unable to continue in business.

WE MAY BE UNABLE TO SUCCESSFULLY OPERATE COMPANIES THAT WE MAY ACQUIRE WHICH COULD CAUSE US TO HAVE ADDITIONAL LOSSES.

     Our future revenues are expected to be derived from businesses we acquire. In general, the acquisition of any business, and the subsequent integration of operations and customers, is a difficult task with inherent risks. Failure to successfully integrate acquisition companies could result in unanticipated costs and a loss of expected revenues, leading to incurring additional losses. The primary asset that will be acquired through our planned acquisitions is the underlying customer base of the business. We anticipate that in most cases the acquisitions will be privately held companies wherein the customer relationships are very closely tied to the existing ownership and management of that particular business. If we fail to successfully transition and integrate these relationships into our company post acquisition, customers may elect not to continue with our company and we may fail to meet our planned revenue and profit objectives relative to the purchase price paid for the acquisitions.

THERE IS CURRENTLY ONLY A VERY LIMITED MARKET FOR OUR STOCK AND THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE.

     There is currently only a very limited trading market for our common stock. We cannot assure you that a trading market for our common stock will be available in the future.

     Quotations for our common stock have only recently become available on the OTC Bulletin Board, and trading has been sporadic. The OTC Bulletin Board is generally considered to be a less efficient market than national exchanges or the Nasdaq Stock Market, and trading volumes for stocks quoted on the OTC Bulletin Board are often small. Consequently, the liquidity of our securities could be impaired, not only in the volume of securities which could be bought and sold, but also through delays in the timing of transactions, difficulties in obtaining price quotations, reduction in security analysts' and media coverage of our business, if any, and lower prices for our common stock than might otherwise be attained. This could have an adverse effect on the ability of an investor to sell shares of our common stock as well as on the selling price for such shares. In addition, the market price of our common stock could fluctuate widely due to various factors including, but not limited to, the following:

     *  quarter-to-quarter variations in results of operations;

     *  loss of a major customer;

     * changes in, or our failure to meet, the expectations of securities analysts;

     *  announcements of strategic relationships or strategic partnerships; or

     *  other events or factors that may be beyond our control.

     In addition, the securities markets in general have experienced extreme price and trading volume volatility in the past. The trading prices of securities of many companies at our stage of growth have fluctuated broadly, often for reasons unrelated to the operating performance of the specific companies. These general market and industry factors may adversely affect the trading price of our common stock, regardless of our actual operating performance. If our stock price is volatile, we could face securities class action litigation, which could result in substantial costs and a diversion of management's attention and resources and could cause our stock price to fall.

WE PLAN TO SELL ADDITIONAL COMMON STOCK TO RAISE CAPITAL WHICH WOULD HAVE A DILUTIVE AFFECT TO EXISTING SHAREHOLDERS.

     We plan to raise additional funds through the issuance of common stock to help finance our strategic business plan. If we are successful selling our common stock the ownership interests of our existing shareholders would be diluted, and shareholders could be adversely affected because the amount available for dividends, if any, on each share would decrease; the relative voting power of each previously outstanding share would be decreased; and the market price of shares may decline.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     The report of Stonefield Josephson, Inc., our independent registered public accounting firm, with respect to our consolidated financial statements and the related notes for the years ended December 31, 2005 and 2004, states that, we have incurred losses in each of the past two years, have negative working capital, and a shareholders' deficit as of December 31, 2005, which raises substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty.

WE MAY NOT BE ABLE TO IMPLEMENT SECTION 404 OF THE SARBANES-OXLEY ACT ON A TIMELY BASIS.

     The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-KSB that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. In addition, the company's independent registered accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for the fiscal year ending December 31, 2007. We have not yet developed a Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404's requirements and how independent auditors will apply these requirements and test companies' internal controls, is still reasonably uncertain. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We can not assure you that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

CHANGES IN STOCK OPTION ACCOUNTING RULES MAY ADVERSELY AFFECT OUR REPORTED OPERATING RESULTS, OUR STOCK PRICE AND OUR ABILITY TO ATTRACT AND RETAIN EMPLOYEES.

     In December 2004, the Financial Accounting Standards Board published new rules that require companies to record all stock-based employee compensation as an expense. The new rules apply to stock option grants, as well as a wide range of other share-based compensation arrangements including restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. As a small company with limited financial resources, we have depended upon compensating our officers, directors, employees and consultants with such share-based compensation awards in the past in order to limit our cash expenditures and to attract and retain officers, directors, employees and consultants. Accordingly, if we continue to grant stock options or other stock based compensation awards to our officers, directors, employees, and consultants, our future earnings, if any, will be reduced (or our future losses will be increased) by the expenses recorded for those grants. These compensation expenses may be larger than the compensation expense that we would be required to record were we able to compensate these persons with cash in lieu of securities. The expenses we will have to record as a result of future options grants may be significant and may materially negatively affect our reported financial results. The adverse effects that the new accounting rules may have on our future financial statements should we continue to rely heavily on stock-based compensation may reduce our stock price and make it more difficult for us to attract new investors. However, reducing our use of stock plans to reward and incentives our officers, directors, employees and consultants, could result in a competitive disadvantage to us in the employee marketplace.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

     We plan to use all of our earnings, if any, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our preferred or common stock. You should not expect to receive cash dividends on our preferred or common stock.

DELAWARE LAW AND OUR CORPORATE CHARTER AND BYLAWS CONTAIN ANTI-TAKEOVER PROVISIONS THAT COULD DELAY OR DISCOURAGE TAKEOVER ATTEMPTS THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

     Our certificate of incorporation, our bylaws and Delaware law contain provisions that may inhibit changes in control that are not approved by our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control despite possible benefits to our stockholders, may discourage bids at a premium over the market price of our common stock and may adversely affect the market price of our common stock and the voting and other rights of our stockholders.

THE APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

     Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if we have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules will affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have an adverse effect on the liquidity and/or market price of our common stock.

                               USE OF PROCEEDS

     The company will not receive any proceeds from the sale of the shares by the selling shareholders.

                       DETERMINATION OF OFFERING PRICE

     The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices. On November 27, 2006, the closing bid and ask prices of our common stock on the OTC Bulletin Board were $0.15 and $0.28, respectively.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET FOR COMMON STOCK

     Prior to this offering, there has been only a very limited market for our common stock. We cannot assure you that a trading market for our shares will continue. Our common stock is quoted on the OTC Bulletin Board under the trading symbol "ASVP." Quotations were first entered on the OTC Bulletin Board on or about October 13, 2006, and there has only been sporadic trading. As a result, no significant historical price information is yet available.

STOCKHOLDERS

     On November 15, 2006 there were approximately 130 holders of record of our common stock.

DIVIDENDS

     We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     This prospectus includes "forward-looking" statements, which reflect our current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including specifically the absence of significant revenues, limited financial resources, a history of losses, significant competition, trading risks of low-priced stocks and those other risks and uncertainties discussed in this prospectus that could cause our actual results to differ materially from our historical results or those we hope to achieve. In this prospectus, the words "anticipate," "believe," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus. Except as required by law, we undertake no obligation to announce publicly revisions we make to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus.

OVERVIEW

     The year 2003 was a transitional year for American TonerServ. Since our inception, we have provided service and maintenance for office equipment. In 2003, we began marketing re-manufactured toner cartridges for printers to our existing customer base and direct to businesses. Additionally, we established a few relationships with toner re-manufacturing companies to supply us with high quality toner cartridges at competitive prices. As a result, we determined that a significant business opportunity existed in the marketplace to combine our office equipment service and maintenance business with sales of re-manufactured toner cartridges.

     Our legacy business has been to provide service and maintenance for all makes and models of office equipment on a national basis. In our ten years in business we have established a nationwide network of preferred service providers that includes approximately 3,000 office equipment service and supply dealers. The service agreements are primarily one year agreements between American TonerServ and the customer providing for the repair and maintenance of office printers, copiers and fax machines. This service is marketed primarily to businesses ranging from regional offices of Fortune 500 companies to smaller companies with less than 25 employees. The primary benefit that American TonerServ provides to its customers is that they can be covered under one contract for all their office equipment and servicing needs.

     We are the primary obligor with 24 companies that as of September 30, 2006 had $29,000 of contracts in force. We have a priority database of historical failure rates and costs on most makes and models of office equipment. This data is used to establish pricing for the service agreements. Customers generally pay monthly or quarterly in advance. When a customer's equipment fails, they simply call our toll free telephone number at our national service center in Santa Rosa, California. Our customer service representative will then dispatch one of our local preferred providers. The provider will repair the equipment and invoice us directly on a pre agreed upon time and material pricing schedule.

     We have marketed full service maintenance agreements and time and material service through a direct field sales organization since 1995. However, we were unable to cost effectively market the service and maintenance agreements without adding additional products that have entered into the office equipment environment over the last 5 years. While the margin on the service agreements and the time and material were in the 35% to 45% range and the renewal rates of the service agreements were in excess of 90%, the cost of sales continued to increase while business customers had more choices in terms of how they made office equipment buying and servicing decisions. The company will continue to service the full service maintenance agreements to its existing customers and does not plan to seek out new service and maintenance customers. However, we do plan on marketing the full service maintenance agreements to our new toner cartridges customers. In addition, consolidation of office supply channels and increasing awareness on the part of business owners in terms of the aggregate spend on office equipment contributed to higher sales costs. To lower the cost of sales, leverage the nationwide network of service providers and the national service center, we have expanded into selling toner cartridges.

     Our business strategy of expanding into toner assumes that we will raise proceeds in a proposed equity offering and initiate a process of soliciting existing toner sales organizations in our geographically contiguous marketplace. Management believes that compatible toner re-manufacturing providers will be interested in partnering with us to take advantage of our national network of preferred service providers and enhance their ability to provide service and full service maintenance agreements to their customers. In order for this strategy to be effective, the company must be able to first acquire these companies at a reasonable valuation. In addition, the company expects that it will be able to immediately reduce the back office and other overhead and related expenses by at least 10% per annum by utilizing our existing back office, systems and service capabilities. Lastly, all acquisitions will be for a combination of cash and stock consideration over a time period of as much as three years and dependent upon customer and revenue retention.

     We believe that transitioning our business model toward the re-manufactured toner cartridge marketplace will result in an expanded relationship with our customers, higher margins and the ability to continue to service their office equipment needs as their older equipment ages and is replaced. The company has entered into two Customer List Purchase Agreements in which the company acquired lists of customers and related information. The company is using the customer lists to solicit sales of remanufactured toner cartridges to increase the company's sales of such products. We currently are pursuing acquisitions opportunities and we are in discussion with a few potential acquisition targets.

     As a result of the nationwide preferred service provider network we have built, we expect to be one of the first to market a service model to the re-manufactured laser toner marketplace. We will seek to become the preferred partner of choice to toner re-manufacturers and distributors by combining our service capabilities and office equipment resources with their re-manufactured toner cartridge customers.

     Management's strategic business plan anticipates making between ten and twelve acquisitions of toner re-manufacturing businesses within the first 18 months after an equity offering. The company is planning on a minimum equity offering of $5.0 million by the end of the first quarter of 2007. The company's initial focus for acquisitions will be in Northern California. Based on our knowledge of the industry, we anticipate that the revenue range of the companies we would acquire would be between $250,000 and $5.0 million annually. We expect that the target companies would have gross margins in the 35% to 45% range and operating income in the 15% to 20% range. Management will attempt to make the acquisitions using part cash, part notes and part common stock. We assume that the acquisitions will bring new toner cartridge customers and the ability to reduce costs in the acquired company through centralizing certain general and administrative expenses including service dispatch and accounting. We anticipate there may be a reduction in general and administrative expenses in the 10% to 15% range. Upon successful integration of the first series of acquisitions, management would pursue additional acquisitions. We anticipate that we would experience a leveraging effect as revenue grows through marketing service and maintenance to new customers and a reduced cost of the re-manufactured toner cartridges from volume discounts.

     On July 5, 2006, the company acquired the customer list of Computech Print Solutions, Inc ("Computech"). Computech has been engaged in the distribution of remanufactured laser toner cartridges, primarily to business customers. The company intends to use the customer list to solicit sales of remanufactured toner cartridges to increase the company's sales of such products. The company paid $30,000 in cash at closing and an additional payment of $20,000 on August 31, 2006. The company also gave Computech a two year, non interest bearing, convertible, contingent note in the amount of $242,000.

     While we do intend to acquire other companies, we have no intention of becoming a vehicle for a reverse acquisition. We do not consider the company to be a "blank check company" as that term is defined in Rule 419 of Regulation C under the Securities Act of 1933, as amended.

RESULTS OF OPERATIONS

COMPARISON OF YEAR ENDED DECEMBER 31, 2005 TO THE YEAR ENDED DECEMBER 31, 2004

     Revenue. Revenue for the year ended December 31, 2005 was $440,406 as compared to $1,039,686 for the twelve month period ended December 31, 2004. The decrease in revenue in the year ended December 31, 2005 was primarily due to the loss of service contracts on out of warranty customer equipment as customers replaced used equipment with new equipment with factory warrantees. In addition, the company experienced a reduction in the renewal of service contract business due to customer cost cutting measures.

     Revenues from the sale of toner cartridges decreased by $33,586 for 2005 as compared to 2004. During its fiscal year ended December 31, 2004, American TonerServ employed a full-time salesperson and a part-time consultant to solicit toner sales. During 2005, we eliminated the direct sales position and scaled back the company's toner sales effort. The company does not anticipate that it will generate any significant new revenue until the company implements a new business strategy and plan. There can be no assurance that the company will raise sufficient capital to pursue new business opportunities or to implement a business plan.

     Gross Profit (Revenue less Cost of Goods Sold). Gross profit for the year ended December 31, 2005 was $175,640 as compared to $460,430 for the year ended December 31, 2004. The gross profit margin in 2005 was 40% compared to a gross profit margin for 2004 of 44%. The company has recently experienced a lower gross profit trend as certain higher margin service contracts have been cancelled.

     Salaries and Wages. Salaries and Wages expenses were $196,162 and $309,868 for the years ended December 31, 2005 and 2004 respectively. This $113,706 decrease was due to a reduction in staff caused by a drop in revenue. The staff was reduced by an accounting clerk, a customer service representative and the Chief Operating Officer and President resigned in 2005.

     Professional Fees and Services. Professional Fees and Services expenses were $69,931 and $352,097 for the years ended December 31, 2005 and 2004 respectively. This $282,166 decrease was primarily due to less expenditures for professional fees related to the preparation and filing of the company's recent registration statement on Form SB-2.

     Sales and Marketing. Sales and marketing expenses were $19,806 and $42,127 for the years ended December 31, 2005 and 2004 respectively. This $22,321 decrease was primarily due a reduction in staff.

     Bad Debt. The company incurred $10,741 of bad debt expense in 2005 compared to $172,950 in 2004. Bad debt expense of $172,950 incurred in 2004 was associated with a non-recurring write down of a receivable associated with a single national service contract.

     General and Administrative. General and Administrative expenses were $233,867 and $323,958 for the years ended December 31, 2005 and 2004 respectively. This $90,091 decrease was primarily due the lower costs necessary to support the reduced business volume including telephone, medical insurance, payroll taxes, office supplies and depreciation.

     Net Loss. The net loss for the year ended December 31, 2005 and 2004 was $443,906 and $762,405 respectively. This decrease in the net loss of $318,499 was attributable to a drop in operating expenses of $670,493 offset by a drop in revenue causing a reduction of $284,790 in gross profit margins. Additionally, the year 2005 had an increase of approximately $67,000 in interest expenses relating to convertible notes payable over 2004.

     The company believes that it will continue to have net losses for the foreseeable future. The roll-up acquisition strategy is expected to have a significant impact on our future revenue and profits. We are planning on utilizing cash and common stock to acquire toner re-manufacturing companies. The new customers will be marketed service and maintenance for their office equipment.

     Income (Loss) per Share. Net loss per share in 2005 was $(0.58) compared to a loss of $(1.04) in 2004.

COMPARISON OF THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

     Revenue. Revenue for the three months ended September 30, 2006 ("Q3 2006") was $172,952 as compared to $122,445 for the three month period ended September 30, 2005 ("Q3 2005"). Revenue for the nine month period ended September 30, 2006 ("YTD 2006") was $325,386 compared to $360,335 for the nine month period ended September 30, 2005 ("YTD 2005").

     The increase in revenue in Q3 2006 was primarily due to the increase in toner revenue. Revenues from the sale of toner cartridges increased by $137,202 for three months ended September 30, 2006 compared to 2005. Toner revenue for the nine month period ending September 30, 2006 increased by $142,027 compared to 2005. Toner revenues increased due to the acquisition of the customer lists of Computech Print Solutions, Inc. and Laser Cartridge Recharge Systems, Inc.

     Gross Profit (Revenue less Cost of Goods Sold). Gross profit for Q3 2006 increased to $55,421 from $35,073 in Q3 2005. Gross profit YTD 2006 was $144,759 as compared to $137,309 in YTD 2005. The gross profit margin in Q3 2006 was 32% compared to a gross profit margin for Q3 2005 of 29%. The gross profit margin YTD 2006 was 44% compared to a gross profit margin in YTD 2005 of 38%. The Company's gross margins have increased due to the higher margins associated with service revenues on office equipment as compared to toner sales.

     Salaries and Wages. Salaries and Wages expenses were $305,758 for Q3 2006 compared to $28,600 in Q3 2005. Salaries and Wage expenses for YTD 2006 were $362,133 compared to $168,234 in YTD 2005. The Q3 2006 and YTD 2006 increase was due to $244,397 in stock compensation to management during Q3 2006.

     Professional Fees and Services. Professional Fees and Services expenses were $243,356 in Q3 2006 compared to $24,671 in Q3 2005. Professional Fees and Services for YTD 2006 were $315,805 compared to $127,086 in YTD 2005. This increase was primarily due to added legal and accounting fees due to the company becoming public, $70,000 accrued for services of Andrew Beaurline as a consultant prior to him being hired as the Senior VP - Corporate Development and Strategy and $75,000 recognized of the restricted stock granted to Fort Holdings Ltd.

     Sales and Marketing. Sales and marketing expenses were $6,094 for Q3 2006 and $4,556 in Q3 2005. Sales and marketing expenses for YTD 2006 were $15,875 compared to $18,365 in YTD 2005. This increase in Q3 2006 was primarily due to website design and industry magazine advertising.

     General and Administrative. General and Administrative expenses were $75,927 in Q3 2006 and $64,534 in Q3 2005. General and Administrative expenses for YTD 2006 were $159,807 compared to $187,053 in YTD 2005. General and Administrative expenses remained relatively flat during Q3 2006 compared to Q3 2005 due to the Company completing its restructuring of minimizing its overhead and fixed costs in Q3 2005. General and Administrative expenses decreased YTD 2006 compared to YTD 2005 due to the company beginning its restructuring in 2005 and having completed it by the end of 2005.

     Other Income (Expense). The Q3 2006 had a decrease of $17,330 in interest expenses relating to convertible notes payable in Q3 2005. For YTD 2006, interest expense decreased by $10,405 compared to YTD 2005. This decrease was related to the conversion of notes payable into Series C Preferred Stock. There was a change in the fair value of the warrant liability of $12,827 for YTD 2006 compared to none in YTD 2005. There was a gain on claims settlement of $37,357 for YTD 2006 compared to none in YTD 2005.

     Net Loss. The net loss for the three months ended September 30, 2006 was $732,724 compared to $111,456 for the three months ended September 30, 2005. The net loss for the nine months ended September 30, 2006 was $862,274 compared to a net loss of $427,259 for the nine months ended September 30, 2005. The increase in the net loss of $621,266 for Q3 2006 and $435,014 for YTD 2006 was primarily attributable to certain individuals receiving stock as compensation totaling $262,500 for services rendered to the Company in Q3 2006, $70,000 for consulting work, fair value of convertible debt expense of $150,172 and equity compensation in the form of restricted stock and stock options totaling $91,376.

       The Company believes that it will continue to have net losses for the foreseeable future.

     Income (Loss) per Share. The net loss per share in Q3 2006 was $(0.03) compared to a loss of $(0.01) in Q3 2005. The net loss per share in YTD 2006 was $(0.11) compared to a loss of $(0.06) in YTD 2005.

Liquidity and Capital Resources

     At September 30, 2006, the Company had a working capital deficit of $493,114 including cash and equivalent balances of $203,235 down from a working capital deficit balance of $477,330 at June 30, 2006 including cash and equivalent balances of $39,281.

     Accounts receivable decreased $9,066 from $65,196 at June 30, 2006 to $56,130 at September 30, 2006. This was primarily due to increased payments through credit card processing and collection of some past due receivables.

     Accounts payable and accrued expenses, which consist primarily of amounts due to third party service providers, increased $14,412 from $549,724 at June 30, 2006 to $564,136 at September 30, 2006. The increase was primarily due to the accrual of consulting fees of $45,000 offset by a reduction in vendor payables.

     The Company has entered into no derivative financial instrument arrangements for the three months ended September 30, 2006 and the nine months ended September 30, 2006.

     The Company has entered into certain transactions relating to its Convertible Note Offering and its purchase of Computech's list of customers and related information which contain financial instruments that are classified as derivative instruments in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and EITF Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, A Company's Own Stock".

     In Q3 2006, the Company completed the sale of seven and one half Units consisting of 10% Convertible Notes and Warrants to purchase common stock at $50,000 per Unit for aggregate proceeds of $375,000 in a private offering. The Company received $75,000 from BRAM Enterprises, $200,000 from James Laier, $50,000 from Mary Frances Laier, $25,000 from Jack Stuppin and $25,000 from Andrew Beaurline for a total of $375,000. These investors received convertible notes. The price at which the note may be converted into Common Stock will be the average price at which the first $1.0 million of Common Stock is sold in a PIPE offering, as defined in the note.

     The Company currently has no external sources of liquidity.

     During YTD 2006, the Company used $323,510 in cash from operations. The cash flows were used primarily to finance the Company's continued losses from operations. The Company does not expect to generate sufficient cash from operations to meet its capital requirements in the short or long term, which makes the Company's ability to continue as a going concern questionable.

        During YTD 2006, the Company used $75,964 in cash from investing activities. The cash flows were used primarily to complete the acquisition of two customer lists.

        During YTD 2006, the Company received $590,935 in cash from financing activities. These cash flows were primarily from $235,000 for the issuance of preferred stock and $375,000 from the issuance of convertible notes.

BUSINESS OUTLOOK, RISKS AND UNCERTAINTIES

       Economic Uncertainties

     Current economic slowdown, financial market conditions, and the political environment may affect the Company's ability to raise financing. The Company will be required to raise additional capital to establish business operations. The uncertainty about the Company's ability to raise financing makes it difficult to predict the Company's results for fiscal year 2006 and its ability to continue as a going concern.

        Sufficiency of Working Capital

     As of September 30, 2006, the Company had a net working capital deficit of $493,114. The Company has inadequate financial resources to sustain its business activities. The Company has no ability to generate positive cash flows from operations.

     In Q3 2006, the Company received $375,000 in proceeds from the Convertible Note Offering. These proceeds will be used for working capital. The Company estimates that it will need to raise an additional $750,000 during the next 12 months to meet its minimum capital requirements. There is substantial doubt that the Company will be able to continue as a going concern, absent raising additional financing. There can be no assurance that the Company will be successful in obtaining the required financing.

     The financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its obligations in the normal course of business. If the Company were not to continue as a going concern, it would likely not be able to realize on its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

     The Company does not use financial instruments for trading purposes and is not a party to any leverage derivatives. To the extent that the Company has or continues to issue debt obligations outside of the course of its normal operations, the Company's business and results of operations may be materially effected by changes in interest rates and certain other credit risk associated with its operations.

       Other Matters

     In the event the Company experiences substantial growth in the future, the Company's business and results of operations may be materially affected by changes in interest rates and certain other credit risk associated with its operations.

OFF-BALANCE SHEET ARRANGEMENTS

     The Company has no off balance sheet financing arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING POLICIES

     In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues and net income or net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are important to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, one area particular significance is identified. Approximately 42% of our current revenues are derived from service contracts. In these arrangements, we agree to service specific equipment of the customer for a fixed fee over a given period of time (typically one year). In these arrangements, we rely on our actuarial data for service calls and repair costs in order to price the service contracts. Revenue is recognized on a straight-line basis over the period of the contract. Underlying costs of servicing the contract are estimated each month based on the number of service work orders (SWO) from the customer. These estimates are then reconciled to actual invoices subsequently received from the underlying American TonerServ preferred service provider. Therefore, in any given month, there may be differences between accrued service costs and actual expenses due.

     See the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.


CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On August 31, 2006, Stonefield Josephson, Inc. ("Stonefield Josephson") notified us that it had resigned as the company's independent registered public accounting firm, effective immediately.

     Stonefield Josephson performed audits of the company's financial statements for the years ended December 31, 2005 and 2004. Stonefield Josephson's reports did not contain an adverse opinion or disclaimer of opinion. However, Stonefield Josephson's reports did include an explanatory paragraph relating to the company's ability to continue as a going concern.

     During the fiscal years ended December 31, 2005 and 2004 and through August 31, 2006, (i) there have been no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Stonefield Josephson's satisfaction, would have caused Stonefield Josephson to make reference to the subject matter of the disagreement(s) in connection with its reports for such year, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(iv) of Regulation S-B.

     On September 7, 2006 the company's audit committee engaged the accounting firm of Perry-Smith LLP ("Perry-Smith") to serve as the company's independent registered public accounting firm. Through September 7, 2006, neither the company nor anyone on its behalf consulted with Perry-Smith with respect to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the company's financial statements, or any other matter or reportable event as set forth in Item 304 of the SEC's Regulation S-B.

                                   BUSINESS

OVERVIEW

      We were founded as a Delaware corporation in 1995 and are headquartered in Santa Rosa, California. We were originally incorporated under the name "Manage Maintenance Systems, Inc." and on November 13, 1995 we amended our Certificate of Incorporation to change our name to "Q MATRIX, Inc." On January 3, 2005, we amended our certificate of incorporation to change our name to "American TonerServ Corp."

     After our incorporation in 1995 we merged with Critical Systems Management, Inc. (CSMI) in December 1995. CSMI was in the business of repairing and maintaining office equipment. After the merger, we commenced operating in the office equipment and repair business in Phoenix, Arizona. We began by offering agreements to small and mid sized businesses to provide service for their office equipment for specific periods of time.

     On March 16, 2006, we effected a one for one hundred (1 for 100) reverse split of the outstanding shares of our common stock. On May 8, a total of 1,067,884 Series C Shares were issued in exchange for outstanding convertible notes and the interest accrued thereon, and $235,000 in cash. The Series C Shares were issued at $1.00 per share. Each Series C Share is convertible into ten shares of common stock (after giving effect to a ten for one stock split that occurred in August 2006).

     In July 2006, the company entered into five Stock Compensation Agreements with certain officers, directors and issued 17,500,000 shares of Common Stock after giving effect to the ten for one (10 for 1) stock split. Additionally, in July 2006, the company issued 4,500,000 shares of Common Stock after giving effect to the ten for one (10 for 1) stock split stock split to certain persons for services and the extinguishment of debt at $0.015 per share. On July 10, 2006, our shareholders approved a ten for one (ten shares for one exist1ng share) forward stock split of the outstanding shares of our common stock. The forward split became effective on August 21, 2006. All numbers of shares and per share amounts in this filing have been adjusted to give effect to the reverse and forward splits, unless otherwise stated.

     On July 5, 2006, the company acquired the customer list of Computech Print Solutions, Inc ("Computech"). Computech has been engaged in the distribution of remanufactured laser toner cartridges, primarily to business customers. The company intends to use the customer list to solicit sales of remanufactured toner cartridges to increase the company's sales of such products. The company paid $30,000 in cash at closing and an additional payment of $20,000 on August 31, 2006. The company also gave Computech a two year, non interest bearing, convertible, contingent note in the amount of $242,000.

     In September 2006, the company completed the sale of seven and one half Units consisting of 10% Convertible Notes and Warrants to purchase common stock at $50,000 per Unit for aggregate proceeds of $375,000 in a private offering.

     We believe that we are positioned to become the "Complete Printer Solution" for small to medium-sized businesses. We provide customers printer supplies and services. We offer toner cartridges, service and print management for their printers. We plan to grow primarily through acquisitions of businesses and customer lists of compatible toner cartridge distributors and hiring independent sales representatives. We plan to leverage nationwide buying power of compatible toner cartridges from remanufactures through volume discounts. We have a scalable web based platform for order taking, fulfillment, billing, collections, payments and customer service to bring tremendous efficiencies to the marketplace. We will utilize our nationwide independent service network to provide service on printers. We have been servicing printers and other office equipment through our Preferred Provider Network for over ten years. We have established a network of over 3,000 office equipment service and supply dealers. We can provide customers with time and material programs or full service maintenance on their printers. Additionally, we have a relationship with a third party vendor to provide our customers with a print management program. The print management program allows the customer to pay for their printers on a cost per page basis.

RE-MANUFACTURED TONER CARTRIDGES - Over the last few years, we have repositioned our operations and have started selling re-manufactured toner cartridges through our dealers and marketing cartridges directly to businesses. American TonerServ is now a national distributor of re-manufactured printer toner cartridges. Our goal is to provide our customers with high quality, competitively priced re-manufactured toner supplies for their laser printers.

     Currently, American TonerServ purchases re-manufactured toner cartridges from a number of selected re-manufacturers. The product covers a wide base of laser printers, both makes and models and monochrome or color. These re-manufacturers have agreed upon a base pricing that is at or below current distributor pricing. Upon placing an order with the re-manufacturer, the product is dropped shipped to the end user. This enables American TonerServ to reduce the need for inventory on-hand warehousing. The product is private labeled and packaged per our instructions. We do not rely on any one or a selected number of re-manufacturers nor do we have long-term contractual arrangements with these re-manufacturers. Management believes that there are a significant number of companies who can provide high quality laser toner compatible products at competitive prices and that our operations would not be impacted by the loss of any one supplier or suppliers.

     As we market re-manufactured toner products, we believe that we will have the opportunity to develop an expanded relationship with our customers. Based on customers' needs, we can provide additional service and maintenance for all makes and models of office equipment. We have the expertise in the service areas of copiers, faxes, computers, plotters, printers and some brands of phone equipment. In addition, we can provide service for Regional and National accounts via our Preferred Service Provider network.

SERVICE AND MAINTENANCE PROGRAMS - Our maintenance programs offer the advantages of maximizing productivity through less equipment downtime, reduced administrative costs, controlled repair costs and management simplification all through a competitively priced service program.

PRINT MANAGEMENT - Our print management program allows us to track the actual usage of prints on our customers network printers by using specialized software. This program allows us to provide customers with a cost per printed page program covering supplies and repairs for their printers. We can remotely manage the network printers from our national service center to provide a quicker and more efficient response.

PREFERRED PROVIDER NETWORK - Our nationwide Preferred Provider Network includes partnerships with companies that provide guaranteed response times, quality service and depth of expertise. With an American TonerServ service agreement, when office equipment malfunctions customers make just one call to the company's National Service Center to have their equipment serviced. American TonerServ then dispatches a qualified, certified technician to the customer's site for service.

     We believe that the ability to service and support customers on a nationwide basis for all makes and models of printers on a cost effective basis sets us apart from our competitors. Over the ten years we have been in business, we have been approached by a number of companies including Xerox, Kemper Insurance, Danka and Toshiba to discuss their using our provider network because we have a proprietary network of independent office equipment service providers. We have chosen to contract with service providers instead of employing our own personnel because it allows more flexibility, a lower cost structure, more expedient market entry and leverage in pricing and quality. There are no formal written agreements between American TonerServ and the Preferred Service Providers (PSPs). There is a mutual understanding as to service levels, response times and costs to be billed to us by our network.

NATIONAL SERVICE CENTER - American TonerServ sells toner cartridges and provides service on printers nationwide from its National Service Center (NSC). All product and service work order calls are received at the NSC that provides a centralized processing and/or dispatching function. The primary focus of the NSC is to control and ensure high quality customer service. The NSC has the responsibility of being responsive to our customers, vendors and PSPs. Our customer service representatives handle the order taking to assure the correct product is delivered to our customers in a timely manner. For service calls, our customer places a telephone call to a single "800" number at our National Service Center in Santa Rosa, whereby a trained technician is dispatched and arrives at the customer's business location within a guaranteed response time, typically four hours. The malfunctioning equipment is properly repaired on site when feasible. American TonerServ manages the entire repair to completion. It is a "single source," one phone call solution.

BUSINESS STRATEGY

     Management is working to position American TonerServ to become a significant nationwide re-manufactured toner cartridge distribution company. This strategy will utilize our existing national service network that has been built over the last ten years. We plan to acquire and partner with small local and regional toner companies to take advantage of the following factors:

     * VOLUME DISCOUNTS ON CARTRIDGES - We have established strategic relationships with a few large toner re-manufacturing companies that allow us to acquire toner cartridges at very competitive pricing. Due to volume discounts, our cost to acquire re-manufactured cartridges is often less than the cost for the small independent companies to produce them. American TonerServ plans to package service offerings with competitively priced toner cartridges which management believes would generate incremental revenue with its customers.

     * CENTRALIZED PROCESSING - We have developed a web-based, centralized process that enables us to cost effectively processes toner and service orders on a scalable basis. We handle order taking, fulfillment, billing, collections, payments and customer service calls from our National Service Center. We track all product and service orders to assure timely fulfillment.

     * QUALITY OF CARTRIDGES - We believe that providing excellent product quality print performance alone is not sufficient to ensure success in this competitive marketplace. In response, we have developed a business strategy that we believe will allow us to compete and grow in this environment. Key components of this business strategy are: (1) Maintain high product quality through use of defined standards for the re-manufacturer suppliers; (2) Maintain competitive product pricing; (3) Differentiate its toner product from the competitors by offering the innovative solution of combining service and toner; (4) Maintain our distinctive competitive edge by offering both office equipment supplies and service nationally by utilizing and expanding our existing network of service providers; and (5) Implement a strategic marketing plan to access and increase revenue through existing distribution channels.

     * PREFERRED PROVIDER NETWORK - Many of the small local and regional toner cartridge companies serving business customers today are limited in their ability to service their customers outside of their geographic marketplace. American TonerServ currently offers national service capabilities through approximately 3,000 independent service providers on all makes and models of office equipment. The company is not currently using a vast majority of these service providers, but management believes they can be reactivated as demand increases. This capability would allow significant incremental sales opportunities to existing customers with multiple locations requiring service. Management believes that American TonerServ's nationwide ability to provide service to its customers will be an attractive strategic benefit to these small local and regional toner cartridge companies. Our service offerings will afford the opportunity to generate additional revenues per existing client and offset marketing costs. Additional benefits include the ability to open up new markets for toner cartridge sales to larger, multi-site customers who require service as a condition for buying toner cartridges.

     * OTHER SERVICE OFFERINGS - We also provide service on a time and material basis and service agreements on all make and models of printers and other office equipment. We will continue to offer to our new toner cartridge customers' access to our full service maintenance agreements on other office equipment that they have.

MAJOR CUSTOMERS

     During the years ended December 31, 2005 and 2004, one customer, Xerox Corporation, represented approximately $264,244 and $340,645 of our revenues, respectively, representing 60% and 33% of our revenues, respectively.

     In August 2003, we entered into an annual full service maintenance contract covering copiers with Danka Business Systems PLC, with the end customer being US Bank, for a contract amount of $735,000. Due to a significantly higher actual copy count as compared to the estimated amount provided in the contract, we experienced an overage charge to Danka of $138,900 for the first three months of the contract. Danka disputed owing the amount and we exercised the right to cancel the contract in January 2004. This has resulted in a significant reduction in our revenues and had a material negative effect on out cash flow.

                   THE MARKET FOR TONER AND INKJET CARTRIDGES

     Based on a review of available market research, management estimates that the market size for toner and inkjet cartridges is over $30 billion and that more than 12 million desktop laser printers were shipped in 2005. Additionally, the industry expects growth in the sale of color laser toner supplies at an accelerated rate over the next five years.

     The printer manufacturers such as Hewlett-Packard, Lexmark, Canon and Epson, have coupled low priced laser printers with high-priced disposable cartridges for years. These products are priced at roughly two times that of compatible re-manufactured cartridge products. Printers are sold at minimal operating margins and manufacturers have profited significantly by selling disposable cartridges.

      Management believes there are more than 20,000 cartridge re-manufacture companies in the United States and an estimated 2,000 companies in California alone.

     * GROWING MARKET SHARE - Management believes that while re-manufacturers have been steadily increasing market share during the past 10 years, that a large majority of consumers are still purchasing new cartridges from the printer manufacturers. As a result, management believes that there is substantial opportunity to further penetrate this market.

     * PRICING ADVANTAGE - The competition in the laser cartridge market has increased as independent companies started refilling and rebuilding toner and ink cartridges and selling them for approximately half the price of new cartridges. This has allowed re-manufacturers to gain market share at the expense of the OEM cartridge providers.

     * PRINTER MANUFACTURER RESISTANCE - The biggest challenge to re-manufacturers is competing against the original equipment manufacturers
        (OEMs). The gain of market share for the re-manufacturers has been subject to OEM resistance, including use of unfair tactics such as microchips, which disable equipment or voidable warranties if non-OEM replacement cartridges are used. Both the United States and the European Union have now taken legislative action against these non-competitive tactics which creates an even playing field for the re-manufacturers.

     * ENVIRONMENTAL FRIENDLY - Pro-environment focus by consumers and government agencies could help accelerate growth in market share for re-manufacturers.

     * QUALITY FACTORS - While re-manufacturers can compete on price, their cartridges have in the past sometimes been seen as inferior to OEM products. The recent creation of re-manufactured product quality standards, as well as maturation of the industry segment, is expected to diminish this historical impediment to market growth for re-manufacturers.

                                  COMPETITION

     The competition for re-manufacturers includes re-manufacturers who sell under a national brand or by a superstore retailer. These include Laser Imaging International, International Laser Group and Depot America, among others. We believe that this represents about one-third of the market. The rest of the market is represented by local and regional suppliers. We estimate that there are approximately 20,000 companies in the local and regional supplier marketplace. As a result, the market is highly fragmented with no company having a dominant market position. The competition for our service and maintenance business includes equipment manufacturers and local independent dealers for numerous makes and models of office equipment. Given the large number of companies that service the office equipment industry, American TonerServ competes primarily on the basis of price and service. Currently, we are not a significant competitor in this market.

     Management believes that there are two segments of the toner re-manufactured marketplace. The first segment consists of companies selling over 2,000 cartridges per month, representing about 22% of the market. The second segment consists of companies that sell less than 2,000 cartridges a month, which represents about 78% of the market.

     Management's strategic business plan initially provides for acquiring or partnering with smaller re-manufacturers or distributors and consolidate their operations for increased profitability by optimizing the use of our current back office operations. Our research indicates that companies in this market segment have limited ability to provide high quality service on printers to their toner customers. In addition, management believes that we will be able to drive additional revenue growth by servicing multiple office locations with customers that currently utilize multiple service providers. Management believes that American TonerServ is positioned well to grow a regional distributor/re-manufacturer on a national basis with both our service products and our ability to provide volume toner cartridges via our re-manufacturer relationships.

     To the best of our knowledge, there may be only one other company that is implementing such a roll-up strategy in the toner cartridge market. However, management is not aware of any other company that has as extensive of a network of service providers as American TonerServ.

     The competition in the service and maintenance area is as follows:

     * EQUIPMENT MANUFACTURERS Equipment manufacturers such as Xerox, Canon, and others provide a high quality of service but do so at prices well in excess of American TonerServ. Additionally, manufacturers are typically focused only on their own product lines and cannot promote single source solutions without changing their focus or aligning with a company similar to American TonerServ.

     * REGIONAL SERVICE PROVIDERS These companies service a larger range of products than equipment manufacturers. However, we believe that regional providers lack customer management capabilities and cannot provide service to customers outside of a limited geographic region.

     * RESELLERS AND DISTRIBUTORS These types of providers sell many types of equipment and brands. They typically do not have a large service and support capability. If they do provide extended support, it is often out-sourced to other service providers.

                   PROPOSED INTEGRATION/ACQUISITION STRATEGY

     Management believes that the compatible toner cartridge market is mature and prime for integration and consolidation. As the market continues to mature, a number of re-manufacturers and distributors are expected be looking for some type of exit strategy to transition their business as they confront the pressure to expand their revenue and enhance their profitability. Management believes that few financially attractive alternatives exist today for cartridge re-manufacturers and distributors that are looking to transition their companies. American TonerServ will seek to fill this void by offering its service platform, national network and service and maintenance expertise to attract partners who have these needs. Management plans to integrate some of the smaller toner distributors by offering them the back office support, access to toner supplies and equipment servicing. We will not be able to execute on our business strategy of acquiring smaller toner re-manufacturers and distribution companies until after we have successfully raised funds through the issuance of our securities. Currently, we have no formal agreements in place to raise such funds.

CHALLENGES FOR SMALL TONER COMPANIES - As the market continues to develop and mature, management believes that it is becoming increasingly difficult for smaller re-manufacturers to maintain profitable operations. These companies are challenged to provide all of the makes and models necessary to supply the current broad printer base. Smaller re-manufacturers have also faced significant problems with increasing cartridge design complexity. As a result, management believes that many smaller re-manufacturers are unable or unwilling to continue to invest the capital and research necessary to maintain production levels and stay current with technology changes.

PROVIDING AN EXIT STRATEGY - Our strategic market evaluation indicated that a number of the distributors have reached "burn out" as small independent distributors and would entertain a strategic business partnership or sale to a strategic buyer. Management believes that it can provide tangible benefits to these business owners and an eventual exit strategy that will be financially attractive to them. Being able to provide a gradual exit strategy through an acquisition and utilizing the company's national service network and back office capabilities would provide tangible strategic benefit to the selling shareholders of these companies

PROFILE OF A TYPICAL DISTRIBUTOR/RE-MANUFACTURER CANDIDATE - In year one of the roll-up strategy, the company will focus its initial target acquisition candidates in the range of $250,000 to $1.5 million of annual revenue. After gaining some critical mass, the company will target candidates in the $3.0 to $5.0 million range. Our research indicates that these companies generally experience operating income of 15% to 20%. They typically have been in business for up to 10 years and have less than 20 employees. They generally provide service on a local or regional basis. They generally have a national account base but are unable to provide service to their customers nationally. We believe that many of them are looking for an exit or merger.

EXPECTED PROFILE OF A TYPICAL DISTRIBUTOR/RE-MANUFACTURER AFTER ACQUISITION - After we acquire a distributor or re-manufacturer, we believe that the acquired entity would phase out of the re-manufacturing process as a result of our buying power. The products would be drop shipped directly from our manufacturer to the end-user for low inventory and elimination of delivery issues. Service would be available to their national and regional accounts to provide incremental revenue growth. Additional service contracts for other office equipment would be available to increase revenues and further reduce customer acquisition costs. The quality of the products should be improved by supplying from our re-manufacturers. We believe that there will be significant economies of scale by reducing the administration and accounting functions into our operation. The end result is expected be an opportunity for the prior owner/team to concentrate primarily on selling and customer relations. It is anticipated through these benefits of consolidation that there would be an increase in the profitability of the acquired entity.

ACQUISITION STRATEGY - We intend to initially focus on acquiring re-manufacturing and distribution companies in California and then the Western United States. Our plans call for 10 to 12 acquisitions within the first 18 months. We anticipate using a combination of cash, notes, earn-outs and stock to make the acquisitions. The acquisitions may include only the acquisition of the customer lists of such companies.

                              INTELLECTUAL PROPERTY

     We do not have any patents, trademarks or any other intellectual property rights.

                            RESEARCH AND DEVELOPMENT

     We have not had any expenditures for research and development activities during the last two fiscal years.

                                    EMPLOYEES

     We currently have six full time employees, which consist of the President and CEO, the Sr. Vice President - Corporate Development and Strategy, a Vice President of Operations, two customer service representatives and one general manager. The company also has three part time employees which consist of the COO, the CFO and an accounting clerk.

                                   FACILITIES

     Our facilities are located at 475 Aviation Blvd. Suite 100, Santa Rosa, California 95403. The office space is approximately 4,063 square feet. The current annual lease amount is $89,623 and the lease expires November 30, 2007. The company believes that it has adequate insurance covering the leased premises and its properties.

                                LEGAL PROCEEDINGS

     There are currently no legal actions pending against the company.

     In the past, we have been subject to claims arising in the ordinary course of business, primarily vendor disputes. We settled some overdue claims from certain service providers during the nine months ended September 30, 2006. There are currently no such claims outstanding.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Executive Officers of American TonerServ are as follows:

        Name             Age              Positions and Offices Held
--------------------    -----    ---------------------------------------

Daniel J. Brinker        49       Chairman of the Board, President and CEO

William A. Robotham      64       Director

Thomas Hakel             46       Director and Secretary

Aaron L. Brinker         30       Chief Operating Officer

Andrew A. Beaurline      54       Sr. VP of Corporate Development and Strategy

Ryan Vice                34       Chief Financial Officer

     Daniel J. Brinker is the father of Aaron L. Brinker. There are no other family relationships between any of the Directors or Executive Officers of American TonerServ.

     Our success will depend to a significant extent on the performance and continued service of our officers, directors and key employees. None of our employees have employment contracts. There can be no assurance that we will be successful in attracting or retaining personnel needed to implement our strategic business plan and expand our operations. We may experience increased costs in order to attract and retain skilled employees. In addition, there can be no assurance that we will have the resources to retain key employees. If we fail to attract additional qualified employees or to retain the services of key personnel, we may be unable to achieve our objectives.

     The following sets forth biographical information as to the business experience of each Officer and Director for at least the last five years.

     DANIEL J. BRINKER, CHAIRMAN OF THE BOARD, PRESIDENT AND CEO - Mr. Brinker has been a Director of American TonerServ since 1995, and served as President from 1995 to 2002. Since November 2005, he has served as President and CEO of the company. He currently devotes full time to our business. Since 2002, he has been a business consultant and serves as President of ASKM Enterprises, Inc., his consulting firm. He has over twenty years of experience as a principal, operating officer and financier of financial and other service businesses, and technology companies. Mr. Brinker has extensive operational, financial and/or senior management experience with a number of financial services companies including American Home Shield (a publicly traded company) and Benchmark Lending Group. Mr. Brinker served as President of American Home Shield (AHS), the nation's largest home warranty company, from 1987 to 1995. Mr. Brinker led a turnaround management team that engineered a buyout of AHS by ServiceMaster and management in 1989. Mr. Brinker is a Certified Public Accountant and earned a Bachelor of Science degree in Accounting from Santa Clara University in 1979. Mr. Brinker has also completed certain graduate courses at Stanford University.

     WILLIAM A. ROBOTHAM, DIRECTOR - Mr. Robotham became a Director in July 2006. William A. Robotham is a certified public accountant and the executive partner for Pisenti & Brinker LLP. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. He joined the firm in 1966, became a partner in 1969 at twenty-seven years of age, managing partner in 1983 and executive partner in 1996. Mr. Robotham currently works in tax, general practice and management consulting for the firm. He is also a director of American River Bankshares, a publicly-held company listed on NASDAQ. Mr. Robotham is Chairman of the audit committee and is a member of other committees of American River Bankshares. He also serves on the regional board of North Coast Bank and is Chairman of the Board, President and CEO of Randal Nutritional Products, Inc. Mr. Robotham is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

     THOMAS HAKEL, DIRECTOR - Mr. Hakel has been a Director of the company since 2001, and as Secretary since November 2005. He has extensive experience in corporate finance and business development. Since 1998, Mr. Hakel has been the founder and manager of International Commerce Group, LLC, a business consultancy organization working primarily with emerging stage technology companies. He also served as the CEO of Accerra Corporation, a web based communications and marketing service from 2003 to April 2004. From 1997 to 1999, Mr. Hakel was co-founder of DTI Network Services, LLC and ICN/CommSource Network Services, LLC, which bought international undersea network fiber optic cable capacity. Prior to that, Mr. Hakel was Executive Vice President at World Change Communications ("WXC"), a telecommunications company with over $400M in annualized revenues from 1996 to 1997. In both consulting and operational roles, Mr. Hakel has assisted numerous companies with the development of strategic plans, debt and equity financing and mergers and acquisitions, including transactions involving companies in the software, telecom equipment, financial services and Internet industries. He is a Certified Public Accountant and received a B.S. Degree in computer science from California State University, Sonoma in 1985.

     AARON L. BRINKER, COO - Mr. Brinker became Chief Operating Officer of the company in July 2006. Since 2004, Mr. Brinker has been the founder and General Partner of MAS Enterprises, GP, which successfully opened and manages three Fantastic Sams franchise hair salons in the East Bay area of San Francisco. Fantastic Sams is the world's largest full service hair care franchise with salons located throughout the United States, Canada, Singapore, Taiwan and Japan. From 1998 to2004, Mr. Brinker served as a Director of SVB Capital. SVB Capital is the private equity arm of SVB Financial Group (Nasdaq: SIVB), a $4 billion financial services firm serving companies in the technology, life science, private equity and premium wine markets. Mr. Brinker helped raise, invest, and manage SVB Capital's first two venture capital fund of funds in excess of $385 million. From 2002 to 2005 Mr. Brinker also served as Board Member and Treasurer of Friends for Youth, a non-profit organization dedicated to providing youth mentoring services. He also volunteers as a wish grantor for Make-A-Wish Foundation, which grants the wishes of children with life-threatening medical conditions. Mr. Brinker earned a Bachelor of Science degree in Finance from Santa Clara University in 1998.

     ANDREW BEAURLINE, SR. VP - CORPORATE DEVELOPMENT AND STRATEGY - Mr. Beaurline became Sr. Vice President of Corporate Development and Strategy in September 2006. Mr. Beaurline had been advising ATS as a consultant since February 2006. Mr. Beaurline has 31 years experience working with middle market businesses including 21 years of investment banking and venture capital experience. Since August 2004, Mr. Beaurline has served as VP - Corporate Development for Central Garden & Pet ("Central"), a Nasdaq National Market listed company which is one of the largest suppliers in the lawn and garden and pet supplies industries. Mr. Beaurline will continue to consult to Central through December 2006. Prior to 2005, Mr. Beaurline served as Sr. Vice President, Corporate Finance with Sucsy, Fischer & Co. (SFCo), an investment-banking firm headquartered in Chicago. Mr. Beaurline served SFCo for 19 years and was involved with all aspects of developing and managing a middle-market investment banking practice. Mr. Beaurline has extensive experience providing all types of financial advisory services to privately held companies. He has successfully completed corporate merger, sale, acquisition, management buy-out, private equity placement and debt financing transactions. At SFCo Mr. Beaurline was also responsible for the firm's valuation services practice. He has significant experience providing formal valuation reports on corporations, partnerships, and individual securities. Mr. Beaurline has also provided fairness opinions and has served as an expert witness regarding valuation issues. Mr. Beaurline also has operating experience serving as interim CFO for clients when requested. Prior to joining SFCo, Mr. Beaurline was an investment officer with First Chicago's Institutional Venture Capital Fund, and a Senior with Arthur Andersen & Co. (Minneapolis) in tax and audit divisions. Mr. Beaurline has served as a director for several companies including Nserve Corporation, an extended warranty contract underwriter with annual revenues of $125 million. Mr. Beaurline is a C.P.A. and earned an M.B.A. from the University of Chicago with a specialization in business economics and concentrations in marketing and finance. He also earned a B.S. in Accountancy (with honors) from the University of Illinois.

     RYAN VICE, CFO - On July 7, 2006, the Board of Directors elected Ryan Vice to serve as Chief Financial Officer of the company. Mr. Vice has over 10 years of experience in corporate finance, accounting and business development. Mr. Vice is currently serving as an Associate Business Advisor for The Business Resource, Inc. which is a 20 year old small business advisory firm specializing in business development. From 1999 to 2006 he was the corporate controller and primary financial officer for North Bay Corporation, a refuse and recycling company, with over 20 subsidiaries and over 150,000 customers. Mr. Vice oversaw all aspects of the accounting and finance functions of the company including the budgeting, forecasting and the consolidated financial statements of multiple operating companies. From October 1996 to April 1999, he practiced public accounting with Pisenti & Brinker LLP. He is also the founder and part-owner of four other small businesses with primary financial and accounting responsibilities in each of them. Mr. Vice is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. He is also a Real Estate Broker licensed by the California Department of Real Estate and a member of the National Association of Realtors. Mr. Vice earned his Bachelor of Science in Finance from Sacramento State University in 1995.

     Our Executive Officers hold office until the next annual meeting of Directors. There are no known arrangements or understandings between any Director or Executive Officer and any other person pursuant to which any of the above-named Executive Officers or Directors was selected as an Executive Officer or Director.

     The Board of Directors currently has an audit committee and a compensation committee, of which William Robotham and Thomas Hakel are both members. The audit committee is chaired by William Robotham and the compensation committee is chaired by Thomas Hakel.

ADVISORS

     The following persons have agreed to assist the company on an advisory basis.

     HENRY MANAYAN, CHAIRMAN OF THE ADVISORY BOARD - On September 30, 2006, Mr. Manayan began serving the company as a consultant and is the Chairman of the Advisory Board. The company and Mr. Manayan entered in a one year advisory engagement whereby Mr. Henry Manayan will introduce the company to business opportunities, advise the company of strategies and opportunities and assist in business development. Currently, Mr. Manayan is the President and General Counsel of Transpacific Capital Corporation, a finance and investment company based in the Silicon Valley area of California. He is also a board director, officer and legal counsel to several hi-tech companies and organizations. Mr. Manayan has served as Executive Director of CultureCom Holdings Ltd. since September 1999. Mr. Manayan is a lawyer and management consultant based in Silicon Valley, California. Mr. Manayan served three-terms as the Mayor of the City of Milpitas, California, the first Asian-American ever elected to the position. Mr. Manayan was educated at Syracuse University, Oxford University (Great Britain), Yale-in-China College, Golden Gate University Graduate College of Banking and Finance, and received his Juris Doctor from University of Santa Clara School of Law. Mr. Manayan also completed post-graduate work at the London Business School and Harvard University. Mr. Manayan has been a college professor and lectures at the University of Washington (Seattle, Washington USA). Mr. Manayan's experience includes commercial real estate development in five Western States and investment banking. He was one of the original co-founding Directors of ViaGold Capital, Ltd., and helped to take it public on the Australian Stock Exchange.

     JON MYERS - In July 2006, Mr. Myers began serving as a consultant to the company in the area of Business Development. Mr. Myers brings to American TonerServ 17 years of experience with product and business development in the document and imaging industry. Mr. Myers has extensive knowledge in large-scale national fulfillment of compatible and OEM imaging supplies, as well as deep roots in vendor relations. His ability to capitalize on his industry understanding and relationships fits well with the American TonerServ model. Mr. Myers started and ran simultaneously two corporations in the compatible toner and printer service sector. He founded Computech Printer Solutions, Inc. in 2001 where he implemented enterprise-wide business software that enabled his companies to run in a virtual environment using very few employees. Mr. Myers studied Electronics Engineering at UCLA and worked for 15 years as a development engineer for Burroughs Corp, Tandem and others. He specialized in peripheral microprocessor applications. Mr. Myers was also one of the early pioneers in data acquisition for large- scale wind power systems in Palm Springs during the 1980's. He is also a licensed financial advisor and served as the Reno branch manager for Impact Net Worth Inc. Some of Mr. Myers' recent highlights in the imaging industry have been in developing GSA and Government distribution channels for product supply and speaking before the California Waste Management Board regarding various toner recycling industry matters.



                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for our Executive Officers during the fiscal years ended December
31, 2002, 2003, 2004 and 2005.


                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                               Long-Term
                                                             Compensation
                                   Annual Compensation          Awards
                              ---------------------------   ---------------
                                                              Securities
                                Year                          Underlying       All Other
Name and Principal Position    Ended      Salary    Bonus   Options/SARs(#) Compensation($)
---------------------------   --------   --------   -----   --------------  ---------------
Bryan Klingler, President(1)  12/31/05       --        --         --              --
                              12/31/04   $ 69,360    --           --              --
                              12/31/03   $120,000    --          1,000            --
                              12/31/02   $ 84,600    --           --              --

Frank Sanchez, Vice           12/31/05   $ 17,167    --           --              --
  President - Operations (2)  12/31/04   $100,300    --           --              --
                              12/31/03   $100,300    --           --              --
                              12/31/02   $100,300    --           --              --

Daniel J. Brinker,            12/31/01   $ 94,263    --           --              --
  President (until
  October 2001)
--------------------------

(1)  Bryan Klingler resigned in October 2005.
(2)  Frank Sanchez resigned in October 2005.

                AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/VALUES

                                              Securities         Value of
                                              Underlying         Exercised
                    Shares                   Unexercised       in-the-Money
                   Acquired                  Options/SARs      Options/SARs
                      on                      at FY-End         at FY-End
                   Exercise      Value       Exercisable/      Exercisable/
     Name          (Number)     Realized     Unexercisable     Unexercisable
--------------     --------     --------     -------------     -------------

Daniel J. Brinker     --          --        70,290 / 70,290      $0 / $0

EMPLOYMENT ARRANGEMENTS

     We do not currently have any formal employment agreements with current or proposed Executive Officers. However, in July 2006 we entered into letter agreements concerning compensation matters with Daniel J. Brinker, Aaron L. Brinker and Ryan Vice.

     In July 2006, the company entered into a Stock Compensation Agreement with Mr. Daniel Brinker for services rendered to the company as President, CEO and CFO. Mr. Brinker received 5.0 million shares of common stock at $0.015 per share. As President and CEO Mr. Daniel Brinker's compensation package provides for base compensation of $180,000 per year multiplied by the portion of time he devotes to ATS. His compensation will begin when ATS receives funding of at least $750,000 or earlier upon the Board's discretion. Mr. Daniel Brinker's salary will thereafter be reviewed on an annual basis. Upon funding of an offering of a least $5.0 million, Mr. Daniel Brinker will receive a three-year employment contract with a guarantee of one year. Upon becoming a full time employee, Mr. Brinker will receive an opportunity to achieve cash bonus equal to 25% of his salary and a $600.00 monthly auto allowance. The bonus will be based upon criteria set by the Board of Director's compensation committee. Additionally, Mr. Daniel Brinker has been granted 900,000 stock options.

     In July 2006, the company entered into a Stock Compensation Agreement with Mr. Aaron Brinker for services rendered to the company as a consultant relating to the procurement of new CRM software and accounting systems from February 2006 to July 2006. Mr. Brinker received 4.0 million shares of common stock at $0.015 per share. Aaron L. Brinker, our Chief Operating Officer, effective July 2006, has a compensation package that provides for base compensation of $140,000 per year multiplied by the portion of time he devotes to ATS. Beginning in February 2006, Mr. Aaron has spent approximately 10 to 20 hours per week at ATS. It is anticipated that he will continue to spend 20 to 30 hours of time and ramp up to full time depending on ATS needs and resources. Mr. Aaron Brinker's compensation begins when ATS receives funding of at least $750,000 or earlier upon the Board's discretion. Mr. Aaron Brinker's salary will be reviewed annually thereafter. Upon becoming a full time employee, Mr. Aaron Brinker will receive an opportunity to achieve cash bonus equal to 25% of his base salary and a $750.00 monthly auto allowance. The bonus will be based upon criteria set by the Board of Director's compensation committee. Additionally, Mr. Aaron Brinker has been granted 450,000 stock options.

     Andrew Beaurline, who became our Sr. Vice President of Corporate Development and Strategy on September 19, 2006, has a compensation package that provides for base compensation of $180,000 per year. Mr. Beaurline's compensation will accrue until ATS receives funding of at least $750,000 or earlier upon the Board's discretion. Mr. Beaurline's salary will be reviewed by the Board of Director's compensation committee annually thereafter. Mr. Beaurline will receive an opportunity to achieve cash bonus equal to 30% of his base salary and a $20,000 bonus if the company achieves a specified level of annualized revenues by December 31, 2006. Additionally, Mr. Beaurline was granted options to purchase up to 4,000,000 shares of the company at $0.15 per share.

     Ryan Vice, our CFO, has a compensation package that provides for base compensation of $90,000 per year multiplied by the portion of time he devotes to ATS. Mr. Vice's compensation will begin when ATS receives funding of at least $750,000 or earlier upon the Board's discretion. Mr. Vice's salary will be reviewed annually thereafter. Mr. Vice began with ATS in June 2006. Mr. Vice plans to spend approximately 24 hours per week at ATS and ramp up to full time depending on ATS needs and resources. Upon becoming a full time employee, Mr. Vice will receive an opportunity to achieve cash bonus equal to 25% of his base salary and a $350.00 monthly auto allowance. The bonus will be based upon criteria set by the Board of Director's compensation committee. Additionally, Mr. Vice has been granted 300,000 stock options. In connection with his employment, Mr. Vice received 1,000,000 shares of the company's common stock. Mr. Vice has executed a repurchase agreement with ATS whereby ATS may repurchase these shares if he is employed by the company for less than two years.

COMPENSATION OF DIRECTORS AND ADVISORS

     Members of the Board of Directors do not currently receive any cash compensation for their services as Directors. However, certain Directors have received options to purchase shares of our Common Stock. To attract and keep Board members the company may grant options to Board members. Director Thomas Hakel was granted 7,500 options on March 22, 2001, and 7,500 options on December 17, 2003. Michael Walker, a former Director, was granted 7,500 options on July 16, 2004. Each of these options are excisable at $2.50 per share and vest as to 1/42nd of the total number of shares six months after their respective grant date and vest as to an additional 1/42nd of the number of shares on the first day of each of the following 41 calendar months. Mr. Walker resigned as a Director in March 2005.

     In July 2006, the company entered into a Stock Compensation Agreement with Mr. Tomas Hakel for consulting services rendered to the company relating to financial modeling and acquisition strategies. Mr. Hakel received 2.5 million shares of common stock at $0.015 per share.

     In July 2006, the company entered into a Stock Compensation Agreement with Mr. William Robotham for consulting services rendered to the company relating to strategic planning and acquisition strategies. Mr. Robotham received 2.0 million shares of common stock at $0.015 per share.

     On October 2, 2006 the Board granted options to purchase 300,000 shares to each of the three board members comprised of Daniel Brinker, William Robotham and Thomas Hakel. These options are excisable at $0.165 per share and vest in equal monthly increments over two years starting on the grant date.

     Henry Manayan, the Chairman of our Advisory Board, was granted 200,000 non-qualified stock options exercisable at a price of $0.15 per share. The options shall vest over one year commencing October 1, 2006 at a rate of 16,667 shares per month as long as the one year agreement remains in affect. This engagement is cancelable by either party without notice after 90 days. Mr. Manayan expected to devote approximately forty (40) hours per annum to perform his duties in this position.

1995 STOCK INCENTIVE PLAN

      On October 12, 1995, the Board of Directors adopted a Stock Incentive Plan (the "1995 Plan") and it was approved by our shareholders on same date. The 1995 Plan has been amended four times after that date. The 1995 Plan allowed the Board to grant stock options from time to time to employees, officers and directors of the company and service providers (consultants) to American TonerServ. The 1995 Plan expired on October 12, 2005, but all options outstanding at that time continue in accordance with their respective terms. As of December 31, 2005, there were 87,890 options outstanding under the 1995 Plan.

     In addition to options granted under the 1995 Plan, the Board of Directors had approved grants of other non-qualified options outside of the 1995 Plan. However, as of December 31, 2005, all such non-plan options had expired.

2005 STOCK INCENTIVE PLAN

     On December 15, 2005, the Board of Directors adopted a new Stock Incentive Plan (the "2005 Plan") and it was approved by our shareholders in February 2006. The 2005 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the company and service providers (consultants) to American TonerServ. The Board of Directors has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option that qualifies under Section 422 of the Internal Revenue Code of 1986) or an option that is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of American TonerServ. The Board of Directors determines vesting provisions at the time options are granted. In July 2006, the shareholders approved an increase in the total number of shares of Common Stock subject to options under the 2005 Plan from 2,500,000 to 7,000,000 shares (after giving effect to the ten for one (10 for 1) stock split), subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. On September 29, 2006, the Board of Directors and our shareholders approved an increase in the total number of shares of Common Stock subject to options under the 2005 Plan from 7,000,000 to 8,400,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash and will be no less than 100% of the fair market value of the Common Stock on the date the option is granted for Incentive Stock Options and 85% of the market value for non-qualified options.

     On September 19, 2006, the Board of Directors granted options to purchase a total of 5,650,000 shares of common stock to our four executive officers.

     Daniel J. Brinker, our President and CEO, was granted options to purchase 810,000 shares which will vest over four years from July 7, 2006, plus options to purchase 90,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.165 per share.

     Aaron L. Brinker, our COO, was granted options to purchase 405,000 shares to vest over four years from July 7, 2006, plus options to purchase 45,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.165 per share.

     Ryan Vice, our CFO, was granted options to purchase 270,000 shares to vest over four years from July 7, 2006, plus options to purchase 30,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.15 per share.

     Andrew A. Beaurline, our Sr. Vice President of Corporate Development, was granted options to purchase 4,000,000 shares. The exercise price of his options is $0.15 per share. Mr. Beaurline's options will vest upon the company achieving certain revenue levels as follows:

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $10 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $20 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $40 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $100 million in annualized revenue

     On September 19, 2006, the Board of Directors also granted options to purchase 240,000 shares to a consultant, which will vest over a period of 12 months; and options to purchase 50,000 shares each to two employees, which will vest over a period of four years. All of these options will be exercisable at $0.15 per share.

     On October 2, 2006, the Board of Directors granted options to purchase 300,000 shares to each of our three Directors. These options vest over a period of 24 months and are exercisable at $0.165 per share.

     On October 2, 2006, the Board of Directors also granted options to purchase 50,000 shares of common stock to a consultant that are exercisable at $0.15 per share. These options are fully vested.

     Also on October 2, 2006, the Board of Directors granted options to purchase 200,000 shares to a consultant who will serve on our Advisory Board. These options are exercisable at $0.15 per share and will vest as to 16,667 shares per month.

     On October 5, 2006, the Board of Directors granted options to a new employee to purchase 300,000 shares. These options are exercisable at $0.15 per share and vest over a period of four years.


EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.


                                                                       Number of Securities
                                                                       Remaining Available for
                       Number of Securities to   Weighted-Average      Future Issuance Under
                       be Issued upon Exercise   Exercise Price of     Equity Compensation
                       of Outstanding Options,   Outstanding Options   Plans (excluding securities
Plan Category          Warrants and Rights       Warrants and Rights   reflected in the second column)
-----------------------------------------------------------------------------------------------------

Equity Compensation             87,890                 $2.50                    2,500,000
Plans Approved by
Stockholders

Equity Compensation              --                     --                          --
Plans Not Approved by
Stockholders


            SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

     The following table sets forth the number and percentage of shares of our $.001 value common stock and preferred shares owned beneficially, as of November 15, 2006, by any person who is known by us to be the beneficial owner of 5% or more of such common stock, by all Directors and Executive Officers individually, and by all Directors and Executive Officers as a group. Information as to beneficial ownership is based upon statements furnished to us by such persons.

                                      Amount of
Name and Address                      Beneficial             Percentage
of Beneficial Owner                   Ownership               of Class
-------------------                  --------------          ----------
BRAM Enterprises (1)                  5,312,500 (1)            20.4%
3550 Round Barn Blvd, Suite 100
Santa Rosa, CA 95403

Daniel J. Brinker                     6,839,650 (2)            28.6%
475 Aviation Blvd., Suite 100
Santa Rosa, CA  95403

Aaron L. Brinker                      4,531,292 (3)            19.9%
729 Cumberland Ct.
Pleasant Hill, CA 94523

Thomas Hakel                          2,890,805 (4)            12.7%
1020 Blue Oak Pl.
Santa Rosa, CA 95404

William A. Robotham                   5,215,643 (5)            21.1%
3550 Round Barn Blvd, Suite 100
Santa Rosa, CA 95403

Lynn J. Brinker                       3,380,790 (6)            13.5%
77 875 Seminole Rd.
Indian Wells, CA 92210

James Laier                           1,895,930 (7)             7.7%
1080 Airport Blvd.
Santa Rosa, CA 95403

Fort Holdings Ltd.                    1,500,000 (8)             6.6%
138 Gloucester Road, Room 1005
Wan Chai, Hong Kong

Basilio Chen                          1,206,900 (9)             5.3%
1840 Gateway Drive, #200
San Mateo, CA 94404

Ryan Vice                             1,000,000 (10)            4.4%
PO Box 5545
Santa Rosa, CA 95402

Andrew Beaurline
2149 - 48th Avenue                        -0-                     --
San Francisco, CA 94116

All Directors and Officers            20,477,390               86.6%
as a group (6 persons)

---------------------
(1) BRAM Enterprises is a general partnership in which Lynn Brinker and William
A. Robotham are equal partners. The number of shares beneficially owned by BRAM Enterprises includes 2,000,000 common shares and 3,312,500 shares into which shares of Series C Preferred stock held by BRAM Enterprises may be converted.

(2) Includes 5,677,640 common shares held directly by Daniel J. Brinker; 1,086,720 shares of common shares into which shares of Series C Preferred Stock held by Daniel J. Brinker may be converted; 70,290 shares issuable on exercise of options held by Daniel J. Brinker that are exercisable within 60 days; and 5,000 shares that are issuable under warrants held by Daniel J. Brinker.

(3)  Includes common shares held directly by Aaron L. Brinker.

(4) Includes 2,832,055 common shares held directly by Thomas Hakel and 58,750 shares issuable upon exercise of options held by Thomas Hakel within 60 days.

(5) Includes 2,265,643 common shares held by William A. Robotham; 250,000 shares into which shares of Series C Preferred Stock held by Mr. Robotham may be converted; 43,750 shares issuable on exercise of options held by Mr. Robotham within 60 days; 1,000,000 of the common shares held by BRAM Enterprises in which Mr. Robotham is a partner; and 1,656,250 common shares into which shares of Series C Preferred Stock held by BRAM Enterprises may be converted.

(6) Includes 39,750 common shares held by Lynn Brinker; 671,260 common shares into which shares of Series C Preferred Stock held by Lynn Brinker may be converted; 13,530 shares that are issuable under warrants held by Lynn Brinker; 1,000,000 of the common shares held by BRAM Enterprises in which Mr. Lynn Brinker is a partner; and 1,656,250 common shares into which shares of Series C Preferred Stock held by BRAM Enterprises may be converted.

(7) Includes 24,050 common shares held by James Laier and 1,871,880 common shares into which shares of Series C Preferred Stock held by Mr. Laier may be converted.

(8)  Includes common shares held directly by Fort Holdings Ltd.

(9)  Includes common shares held directly by Basilio Chen.

(10) Includes common shares held directly by Ryan Vice.

                              CERTAIN TRANSACTIONS

     On May 8, 2006, we issued shares of Series C Convertible Preferred Stock ("Series C Shares") to accredited investors in a private offering. A total of 1,067,884 Series C Shares were issued to 12 accredited investors. A total of 832,884 Series C Shares were issued in exchange for outstanding convertible notes and the interest accrued thereon, along with the warrants that were issued with the convertible notes. The total amount of principal and interest of the convertible notes exchanged for Series C Shares was $832,884. In addition, 235,000 Series C Shares were issued for $235,000 in cash. Among the investors that exchanged convertible notes and interest for Series C Shares were BRAM Enterprises a general partnership of which Lynn Brinker and William A. Robotham are partners, who exchanged $331,250 for 331,250 shares; Daniel Brinker who exchanged $108,672 for 108,672 shares; Lynn Brinker who exchanged $67,126 for 67,126 shares and James Laier who exchanged $187,188 for 187,188 shares. Additionally, William Robotham, a Director and principal shareholder invested $25,000 for 25,000 Series C Shares.

     In July 2006, the company issued 2.0 million shares of common stock at $0.015 per share to BRAM Enterprises for $25,000 in cancellation of indebtedness of the company and $5,000 of cash. BRAM Enterprises is a general partnership in which William A Robotham, a Director of the company, and Lynn Brinker are equal partners.

     On July 7, 2006, the company entered Stock Compensation Agreements with five persons in which the company agreed to issues shares of the company's common stock to them in exchange for services those persons have provided to the company. The shares were issued at a rate of $.015 per share for such services. The names of the persons with whom the company entered into Stock Compensation Agreements and their relationships with the company; the value of the services provided and the number of share issued for such services are set forth in the following table. After giving effect to the issuance of common stock pursuant to the Compensation Agreements, each of these persons has beneficial ownership of greater than 5% of the company's outstanding common stock.

Name and Relationship        Value of Services       Number of Shares
---------------------        -----------------       ----------------

Daniel J. Brinker,
President, CEO, CFO
and Director                     $90,517.20               6,034,480

Thomas Hakel,
Director and
Consultant                       $45,258.60               3,017,240

Aaron L. Brinker,
Consultant (1)                   $72,413.85               4,827,590

William A. Robotham,
Consultant (2)                   $36,206.85               2,413,790

Basilio Chen,
Consultant                       $18,103.50               1,206,900

----------------
(1) Aaron L. Brinker became Chief Operating Officer of the company on July 7, 2006. He is the son of Daniel J. Brinker, who is President, CEO and a Director of the company.

(2)  Mr. Robotham became a Director of the company on July 10, 2006.

     On July 7, 2006, the company also entered into a Corporate Development and Consulting Agreement with Fort Holdings Ltd. ("Fort Holdings") pursuant to which Fort Holdings will provide the company with consulting services with regard to corporate and business development, corporate planning and other matters as agreed to from time to time. Initially, Fort Holdings will assist the company to develop and manage a corporate development plan. As compensation for these services, Fort Holdings received a $10,000 retainer and 1,500,000 shares of the company's Common Stock. Fort Holdings will be required to return 500,000 shares in the event that the corporate development plan is not completed and 1,000,000 shares if Fort Holdings terminates the Corporate Development and Consulting Agreement within six months of entering into the agreement. As a result of the receipt of this stock, Fort Holdings is now a beneficial owner of more than 5% of the company's outstanding common stock. A direct family member of Basilio Chen not residing in the same home address is a beneficiary non-majority shareholder of Fort Holdings. The family member is neither an officer nor a director of Fort Holdings. Basilio Chen is not an officer or director in Fort Holdings Ltd.

     On July 7, 2006, the company also issued 1,000,000 shares to Ryan Vice, our Chief Financial Officer, in connection with his employment with the company. Mr. Vice has executed a Stock Repurchase Right Agreement with the company whereby the company may repurchase these shares if he is employed by the company for less than two years.

     From February 2006 to August 2006, Andrew Beaurline served as a consultant to American TonerServ before becoming our Sr. Vice President - Corporate Development and Strategy. He received $70,000 for his services as a consultant.

     On September 18, 2006, the company completed the sale of seven and one half Units consisting of 10% Convertible Notes and Warrants to purchase common stock at $50,000 per Unit for aggregate proceeds of $375,000. The Units were sold to five accredited investors. Included among the investors are Bram Enterprises, a principal shareholder of the company, which purchased one and one-half Units; and Andrew Beaurline, Sr. Vice President of Corporate Development and Strategy. Each Unit consists of a 10% Convertible Note in the principal amount of $49,999 (the "Notes") and a detachable warrant to purchase shares of the company's Common Stock (the "Warrants"). The Notes bear interest at the rate of 10% per annum and become due and payable in full two years after issuance. The Notes may be converted, at the option of the holder, into shares of Common Stock upon the sale and issuance of Common Stock by the company in a PIPE ("Private Investment in a Public Entity") offering resulting in gross proceeds of not less than $3,000,000 (a "$3 Million Qualified Offering"). The conversion term will expire six months after the company completes a $3 Million Qualified Offering. The Notes will be automatically converted into shares of Common stock upon the sale and issuance of Common Stock by the company in a PIPE offering resulting in gross proceeds of not less than $5,000,000 (a "$5 Million Qualified Offering").The price at which this Note may be converted into Common Stock (the "Conversion Price") shall be the average price at which the first $1.0 million of Common Stock is sold in a $3 Million or $5 Million Qualified Offering, whichever may occur. The Warrants provide that the holder may purchase a number of shares equal 40% of the number of shares a holder would receive if he or she converted their Notes into shares of Common Stock. The exercise price will be the average sales price of Common Stock sold in the first $1.0 million of a $5 Million Qualified Offering. The Warrants become exercisable upon a closing of the $5 Million Qualified Offering and will be exercisable for a period of twelve months thereafter.

     During the period from July 2004 through May 2005, American TonerServ raised $801,836 through a private offering of convertible notes and warrants. The offering consisted of the sale of units at a price of $5,000 per unit, with each unit consisting of a 10% Convertible Note in the principal amount of $4,999 and a warrant to purchase shares of our common stock. Among the investors in the private offering were Daniel J. Brinker, Chairman of the Board, who invested $65,000; Lynn Brinker, a principal shareholder, who invested $50,000; David Brinker, a principal shareholder who invested $25,000; and BRAM Enterprises, a general partnership of which Lynn Brinker and William A. Robotham are partners, who invested $300,000. In May 2006, these persons exchanged their convertible notes and warrants and the accrued interest on the note for shares of Series C Shares, as described above.

     In February 2003, Daniel J. Brinker and Dr. Daniel F. O'Keeffe and Lynn Brinker, who were then Directors of the company, lent $30,000, $10,000 and $10,000 respectively to American TonerServ. In August 2004 these notes, including the interest accrued thereon, were exchanged for notes and warrants with the same terms as the securities sold in the private offering. The original notes were secured by a security interest in the accounts receivable of American TonerServ, but the security interest ended when the notes were exchanged.



                              SELLING SHAREHOLDERS

     The securities being offered hereby are 4,706,900 shares of common stock being offered for resale by three selling shareholders. The shares are being offered for the account of the shareholders in the table below and their donees or pledges. The table below includes information regarding ownership of our common stock by the selling shareholders and the number of shares that may be sold under this prospectus. There are no material relationships with the selling shareholder other than those discussed herein.


                                 Shares                                 Shares
                           Beneficially Owned                     Beneficially Owned
                          Prior to the Offering(1)                After the Offering
                          -----------------------    Shares    -----------------------
                                         Percent     Offered                  Percent
Selling Shareholder           Number     of Class    Hereby        Number     of Class
--------------------      -------------  --------   ---------  -------------  --------
BRAM Enterprises (2)        5,312,500      20.4%    2,000,000    3,312,500      12.7%
Fort Holdings Ltd. (3)      1,500,000       6.6%    1,500,000       -0-          --
Basilio Chen                1,206,900       5.3%    1,206,900       -0-          --

-------------------
(1) Shares of Common Stock and securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of November 15, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ownership for each selling stockholder is based on 22,781,880 shares of Common Stock outstanding as of November 15, 2006.

(2) BRAM Enterprises is a general partnership in which Lynn Brinker and William
A. Robotham are equal partners. Mr. Robotham is a Director of the company. The number of shares beneficially owned by BRAM Enterprises includes 2,000,000 common shares and 3,312,500 shares into which shares of Series C Preferred stock held by BRAM Enterprises may be converted.

(3) Fort Holdings Ltd. is a British Virgin Islands corporation based in Hong Kong of which Esther Lam is the sole director, and she holds the voting and investment power with respect to the shares. The principal shareholders of Fort Holdings Ltd. are William Mui, Zhao Li and Kelink Limited. Esther Lam also controls Kelink Limited.

     The selling shareholders are not broker-dealers or affiliated with any broker dealer. The information concerning the selling shareholder may change from time to time and will be set forth in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

     The selling shareholders and their successors, including transferees, pledges or donees of its successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange on which the common stock may be listed, or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     -   in the over-the-counter market;

     - through the writing of options, whether the options are listed on an options exchange or otherwise.

     In connection with the sale of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

     The aggregate proceeds to the selling shareholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. In the event that the selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, which prohibits, with certain exceptions, bidding for or purchasing any security which is the subject of such distribution until the selling shareholder's participation in that distribution is completed. Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

     To the extent required, the specific common stock to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement to, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     We will pay all of the expenses incurred in connection with the registration of the common stock. We estimate that these expenses will total approximately $12,000.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

     In July, 2006, the company increased the authorized number of shares of capital stock from 15,000,000 (10,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock) to 500,000,000 shares. Our authorized capital stock consists of 450,000,000 shares of Common Stock, each having a par value of $.001 per share, and 50,000,000 shares of preferred stock, each having a par value of $.001 per share. As of October 31, 2006, there were 22,771,880 shares of Common Stock issued and outstanding and 1,067,884 shares of Preferred Stock issued and outstanding. On August 21, 2006, the company effected a ten for one (10 for 1) forward stock split. All of the numbers of shares contained herein give effect to the forward stock split.

COMMON STOCK

     VOTING RIGHTS

     The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except for super-majority votes required for approval of certain business combinations, removal of directors and certain other matters, and certain corporate actions that must be approved by a majority of the outstanding votes of the relevant voting group under applicable Delaware law, the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to approve matters submitted for shareholder approval, except that directors are elected by a plurality of the votes cast. The company's articles of incorporation do not allow for cumulative voting when electing directors.

     LIQUIDATION RIGHTS

     Upon liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of our Common Stock are entitled to share equally in the assets legally available for distribution to the holders of Common Stock after payment of all our prior obligations which may include the satisfaction in full of any liquidation preference to which holders of preferred stock, if any, may then be entitled.

     DIVIDEND POLICY AND OTHER MATTERS

     The holders of our Common Stock do not have preemptive rights to purchase a proportionate amount of additional capital stock upon issuance by us of our capital stock to outside investors. The Common Stock is not redeemable either at our option or at the option of the holders thereof. To date, the company has issued no dividends. Currently, it is our intention to use available cash flows for growth.

     TRANSFER AGENT

     Island Stock Transfer, 100 Second Avenue South, 300N, St. Petersburg, Florida 33701, serves as the transfer agent and registrar for our Common Stock.

PREFERRED STOCK

     We issued Series A and Series B preferred stock as part of previous financings. During 2003, the holders of these shares voted by two-thirds majority consent to convert the preferred stock into shares of our Common Stock. As a result, there currently are no shares of Series A or Series B preferred stock outstanding.

SERIES C PREFERRED STOCK

     A total of up to 2,100,000 shares of our preferred stock have been designated as "Series C Preferred Stock". In May 2006, we issued a total of 1,067,884 Series C Shares to 12 accredited investors.

     LIQUIDATION PREFERENCE

     In the event of a liquidation, dissolution or winding-up, the proceeds shall be distributed to the stockholders as follows: Pay the original purchase price plus any declared but unpaid dividends on each Series C Share. After the payment of all liquidation preferences on the Series C Preferred Stock, the holders of the Series C Shares will participate with the Common shareholders in the remaining proceeds on an as-converted basis.

     A sale of all or substantially all of the assets of the company, a merger, reorganization or other transaction in which 50% of the outstanding voting power of the company is transferred will be treated as a liquidation event, thereby triggering the liquidation payment. The holders of a majority of the outstanding Series C Shares (voting together as a single class) may waive the treatment of such a transaction as a liquidation event.

     REDEMPTION

     The Series C Shares are not redeemable.

     DIVIDENDS

     Dividends will only be paid when and if declared by the Board of Directors of the company and no dividends shall accumulate on the Series C Shares.

     CONVERSION

     Each Series C Share is currently convertible into ten shares of Common Stock (subject to certain anti-dilution adjustments) at any time at the holder's option.

     Each Series C Share will automatically be converted into ten shares of Common Stock (subject to certain anti-dilution provisions) upon (i) the affirmative vote of a majority of the outstanding shares of the Preferred Stock (voting together as a single class) or (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $3,000,000 (a "$3 Million Qualified Public Offering").

     VOTING RIGHTS

     The holders of the Series C Shares shall vote together with the holders of Common Stock on an "as if converted" basis. The holders of the Series C Shares are also entitled to vote as a separate class as required by Delaware law. In addition, approval of a majority of the Series C Shares (voting together as a single class) required on (i) the creation of any senior or pari passu security,
(ii) redemptions or repurchases of Common Stock or Preferred Stock, (iii) consummation of any liquidation event, (iv) any increase or decrease in the number of authorized shares of Preferred Stock or Common Stock (v) any adverse change to the rights, preferences, and privileges of the Preferred Stock, (vi) and any amendment of the Certificate of Incorporation.

REPORTS TO STOCKHOLDERS

     We plan to furnish our stockholders for each fiscal year with an annual report containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate.

PENNY STOCK RULES

     If a market develops for our common stock, trading in our shares will be subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if we have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules will affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have an adverse effect on the liquidity and/or market price of our common stock.

                                  LEGAL MATTERS

      The validity of the shares of common stock of American TonerServ offered hereby will be passed on for us by Krys Boyle, P.C., 600 17th Street, Suite 2700 South Tower, Denver, Colorado 80202.

                                     EXPERTS

      The financial statements of American TonerServ as of December 31, 2005 and for the years ended December 31, 2005 and December 31, 2004 included in this prospectus have been audited by Stonefield Josephson, Inc., independent auditors and have been so included in reliance upon the report of Stonefield Josephson, Inc. given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      The company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, and files and other information with the SEC. Such reports and other information can be reviewed on the Securities and Exchange Commission's web site, http://www.sec.gov.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            AMERICAN TONERSERV CORP.
                           (Formerly, Q MATRIX, Inc.)

                          INDEX TO FINANCIAL STATEMENTS


                                                                   Page
                                                                   ----

Independent Auditors' Report                                        F-1

Balance Sheet as of December 31, 2005                               F-2

Statement of Operations for the years ended December
   31, 2005 and 2004                                                F-3

Statement of Stockholders' Deficit for the years ended
  December 31, 2005 and 2004                                        F-4

Statement of Cash Flows for the years ended December 31,
   2005 and 2004                                                    F-5

Notes to Financial Statements                                    F-6 - F-22

Balance Sheet as of September 30, 2006 (unaudited)                  F-23

Statement of Operations for the nine months ended
   September 30, 2006 and 2005 (unaudited)                          F-24

Statement of Cash Flows for the nine months ended
   September 30, 2006 and 2005 (unaudited)                      F-25 - F-26

Notes to Financial Statements (unaudited)                       F-27 - F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMERICAN TONERSERV CORP.
(FORMERLY Q MATRIX, INC.)
Santa Rosa, CA

We have audited the accompanying balance sheet of AMERICAN TONERSERV CORP. (formerly Q Matrix, Inc.) as of December 31, 2005, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN TONERSERV CORP. as of December 31, 2005, and the results of its operations, stockholders' deficit and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2005, have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has incurred losses in each of the past two years, has negative working capital, and a shareholders' deficit as of December 31, 2005, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. These financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
March 27, 2006

AMERICAN TONERSERV CORP.
Balance Sheet
December 31, 2005
________________________________________________________________________________

ASSETS

Current assets:
   Cash and cash equivalents                                       $     11,774
   Accounts receivable, net of $15,100 allowance
     for doubtful accounts                                               81,019
   Prepaid Expenses and deposits                                          9,631
                                                                   ------------
     Total current assets                                               102,424

   Property and equipment, net                                           14,667
                                                                   ------------
     Total assets                                                  $    117,091
                                                                   ============
LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable and accrued expenses                           $    698,976
   Convertible notes payable, related parties
      (net of unamortized discount of $2,860)                           213,149
   Convertible notes payable
     (net of unamortized discount of $4,578)                            280,800
   Deferred revenue                                                      11,587
   Warrant Liabilities                                                   22,034
                                                                   ------------
     Total current liabilities                                        1,226,546
                                                                   ------------
Long-Term liabilities:
   Convertible notes payable, related parties
      (net of unamortized discount of $2,399)                            87,601
   Convertible notes payable
     (net of unamortized discount of $5,765)                            204,234
   Warrant Liabilities                                                   13,018
                                                                   ------------
     Total long-term liabilities                                        304,853
                                                                   ------------
Total Liabilities                                                     1,531,399
                                                                   ------------

Stockholders' deficit:
   Common stock; $.001 par value, 10,000,000 shares
    authorized; 771,880 shares issued and outstanding                       772
   Additional paid in capital                                         9,397,566
   Accumulated deficit                                              (10,812,646)
                                                                   ------------
     Total stockholders' deficit                                     (1,414,308)
                                                                   ------------
                                                                   $    117,091
                                                                   ============


  The accompanying notes form an integral part of these financial statements.

AMERICAN TONERSERV CORP.
Statements of Operations
________________________________________________________________________________

                                                 December 31,      December 31,
                                                     2005              2004
                                                 ------------      ------------

Service Revenue                                  $    423,803      $    989,497
Toner Revenue                                          16,603            50,189
                                                 ------------      ------------
     Total Revenue                                    440,406         1,039,686
                                                 ------------      ------------

Cost of Service                                       253,063           539,565
Cost of Toner                                          11,703            39,691
                                                 ------------      ------------
     Total Cost of Sales                              264,766           579,256
                                                 ------------      ------------
Gross profit                                          175,640           460,430

Operating expenses:
  Salaries and wages                                  196,162           309,868
  Professional fees and services                       69,931           352,097
  Sales and marketing                                  19,806            42,127
  Bad debt                                             10,741           172,950
  General and administrative                          233,867           323,958
                                                 ------------      ------------
Loss from operations                                 (354,867)         (740,570)

Interest expense, net of interest income
  of $687 and $27, respectively                        89,039            21,835
                                                 ------------      ------------
Loss before income taxes                             (443,906)         (762,405)

Provision for income taxes                               --                --
                                                 ------------      ------------
Net loss                                             (443,906)         (762,405)
                                                 ============      ============

Net loss per share (basic & diluted)             $      (0.58)     $      (1.04)
                                                 ============      ============

Weighted average number of shares
  outstanding (basic & diluted)                       771,880           735,690
                                                 ============      ============



  The accompanying notes form an integral part of these financial statements.


AMERICAN TONERSERV CORP.
Statement of Stockholders' Deficit
Years Ended December 31, 2005 and 2004
______________________________________________________________________________________________________


                                     Common Stock           Additional
                             ---------------------------     Paid-in       Accumulated
                                Shares         Amount         Amount         Deficit          Total
                             ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2003        731,880   $        732   $  9,297,606   $ (9,606,335)   $   (307,997)

Issuance of Common Stock           40,000   $         40         99,960           --           100,000

  Net Loss                           --             --             --         (762,405)       (762,405)
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2004        771,880   $        772   $  9,397,566   $(10,368,740)   $   (970,402)

  Net Loss                           --             --             --         (443,906)       (443,906)
                             ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2005        771,880   $        772   $  9,397,566   $(10,812,646)   $ (1,414,308)
                             ============   ============   ============   ============    ============



   The accompanying notes are an integral part of these financial statements.

AMERICAN TONERSERV CORP.
(Formerly Q Matrix, Inc.)
Statements of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
________________________________________________________________________________

                                                   December 31,    December 31,
                                                       2005            2004
                                                   ------------    ------------
Cash flows used for operating activities:
  Net loss                                         $   (443,906)   $   (762,405)
                                                   ------------    ------------
Adjustment to reconcile net loss to net
 cash used for operating activities:
    Depreciation                                          7,158          10,509
    Bad debt                                             15,841         172,950
    Issuance of stock for services                         --           100,000
    Amortization of note discounts                       13,204            --
    Warrant liability                                     2,299            --

Changes in assets and liabilities:
  (Increase) decrease in assets:
    Accounts receivable                                  11,562          59,798
    Inventory                                              --              (697)
    Prepaid expenses and deposits                            73           7,715

Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                  55,712          10,819
  Deferred revenue                                       (8,284)        (23,218)
                                                   ------------    ------------
     Total adjustments                                   97,565         337,876
                                                   ------------    ------------
     Net cash (used for)
       operating activities                            (346,341)       (424,529)
                                                   ------------    ------------
Cash flows provided by financing activity -
  Proceeds from convertible notes payable               300,000         450,333
                                                   ------------    ------------

Net increase (decrease) in cash                         (46,341)         25,804

Cash and cash equivalents, beginning of year             58,115          32,311
                                                   ------------    ------------
Cash and cash equivalents, end of year             $     11,774    $     58,115
                                                   ============    ============

Supplemental disclosure of cash flow information:

Interest expense paid                              $     10,974    $     10,479
                                                   ============    ============
Income taxes paid                                  $        800    $        800
                                                   ============    ============

Supplemental disclosure of non cash
 investing activity:

Issuance of stock for services                     $       --      $    100,000
                                                   ============    ============



  The accompanying notes form an integral part of these financial statements.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

1.   The company

     Organization and Business Activity

     Managed Maintenance Systems, Inc. was incorporated in the state of Delaware on May 30, 1995. On November 13, 1995, the company filed an amendment of its Certificate of Incorporation to change its name to "Q MATRIX, Inc." During 2005, the company changed its name to AMERICAN TONERSERV CORP. The company is a national distributor of re-manufactured printer toner cartridges. They service printers and other office equipment through their Preferred Provider Network.

2.   Basis of Presentation and Summary of Significant Accounting Policies

     Estimates:

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments:

     For certain of the company's financial instruments, including accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to the short-term nature of these items. Accounts receivable are shown net of allowance for doubtful accounts. In determining the allowance for doubtful accounts, the company uses specific identification, which includes a reserve on older balances that are disputed or in cases where the company has knowledge of a potential customer payment issue. The amounts owed on notes payable also approximate fair value, because the interest rates and terms are offered to the company at current market rates.

     Property and Equipment:

     Property and equipment is stated at cost less accumulated depreciation. Property and equipment is depreciated using the straight line method over estimated useful lives, which range from three to seven years. Leasehold improvements are depreciated on a straight line basis over the lesser of the lease term or estimated useful life.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

     Revenue Recognition:

     Revenue is generated from sales of supplies and maintenance agreements. Revenue from supplies sales is recognized upon customer acceptance. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements. The following is a detailed description of each revenue activity and its revenue recognition policy:

     Time and Materials Maintenance Contracts - Revenue for equipment service calls initiated by the customer. All work is billed based on actual time and materials. The revenue is recognized (and billed) after the service work is performed for the customer.

     Full Service Maintenance Contracts - Revenue for fixed fee equipment service contracts (annual contracts for the first year of service; contracts are billed quarterly thereafter with a ninety day cancellation provision). Revenues are recognized straight-line over the life of the contract.

     Remanufactured Toner Sales - Revenue for the resale of laser toner cartridges. The revenue is recognized upon shipment of the toner cartridges to the customer. In the case where the toner cartridge is sold as a bundled product with equipment service included as part of the total purchase price, the combined revenue is segregated between the value of the cartridge and the service components in accordance with EITF 00-21. The cartridge portion is recognized after shipment at the same price as a "cartridge only" sale. The service component is deferred and recognized on the earlier of actual cartridge use or ninety days (the maximum term of the service offering with each cartridge).

     Deferred Revenue:

     Contract revenue for full-service contracts is recognized by the straight line method over the life of the contract with the unearned portion shown as deferred revenue in the accompanying balance sheet.

     Stock Based Compensation:

     The company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). The provisions of SFAS 123 allow companies to either expense the estimated value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The company has elected to continue to apply APB 25 in accounting for its employee stock option incentive plans. Under APB 25, where the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation is recognized.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

     Stock Based Compensation (Continued):

     The company's 1995 Incentive Stock Plan provides for a total of 2,000,000 shares of the company's common stock to be reserved for issuance as incentive stock options to officers, directors, employees, and consultants of the company at prices determined by the Board, which are generally not less than fair market value at the date of grant. Options granted generally expire in ten years from the date of the grant. However, if the optionee ceases to remain in service for any reason other than death or disability, then the exercise period for each outstanding option held by such optionee is limited to the three month period following the date of cessation of service.

     Options may be granted for periods of up to ten years and at prices no less than 100% of the estimated fair market value of the shares on the date of grant as determined by the Board of Directors. The aggregate fair market value (determined as of the respective date or dates of grant) of the common stock for which one or more options granted to any employee under this plan may, for the first time, become exercisable as incentive stock options and in any one calendar year should not exceed $100,000. Also, the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. No option granted to a 10% stockholder shall have a maximum term in excess of five years from the grant date.

     As of December 31, 2005, the company had granted stock options to employees outside the 1995 stock option plan under identical terms to options issued under the 1995 plan. A summary of all stock option activity is as follows:

                                              Weighted    Weighted
                                Total         average     average
                                options       exercise    remaining
                                outstanding   price       life in years
                                -----------   --------    -------------

Balance at December 31, 2003       75,890       $2.20          4.6

Granted in 2004                    27,500       $2.50         10.0
Exercised                            -             -             -
Canceled                             -             -             -
                                  -------       -----         ----
Balance at December 31, 2004      103,390       $2.30          6.1
                                  -------       -----         ----
Granted in 2005                      -             -             -
Exercised                            -             -             -
Canceled                           15,500       $2.50          9.0
                                  -------       -----         ----
Balance at December 31, 2005       87,890       $2.30          5.1
                                  =======       =====         ====

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

     Stock Based Compensation (Continued):

     Using the fair value model, there would have been no material compensation expense to report under the provision of SFAS 123; accordingly, the disclosures for proforma earnings after computed compensation expense are not shown. Also, in accordance with SFAS 148, the required disclosures under SFAS 123 were also not material for any years. The assumptions used for the fair value model for options granted in 2004 were an assumption of $.25 as the fair market value price per share (This was the last cash sales price per share in 2002), a risk free interest rate of 5%, and no volatility.

     Basic and Diluted Loss Per Share:

     In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Basic net loss per share excludes the dilutive effect of stock options or warrants and convertible notes Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

     The following table sets forth the computation of basic and diluted net loss per common share:

                                                  December 31,     December 31,
                                                     2005             2004
                                                  -----------      -----------

Net loss available to common shareholders         $  (443,906)     $  (762,405)

Weighted average common shares outstanding            771,530          735,690
                                                  -----------      -----------
Total shares, basic                                   771,530          735,690
                                                  ===========      ===========
Net loss per common share:
  Basic and diluted                               $     (0.58)     $     (1.04)
                                                  ===========      ===========

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

     Basic and Diluted Loss Per Share: (Continued):

     The potential shares, which are excluded from the determination of basic and diluted net loss per share as their effect in anti-dilutive, are as follow:

                                                  December 31,     December 31,
                                                     2005             2004
                                                  -----------      -----------

     Options                                           87,890          103,390
     Common Stock Warrants                             50,730           57,300
     Warrant Liabilities (1)                          480,830          117,830
     Notes payable convertible to
      common stock                                    320,550          218,480
                                                  -----------      -----------
     Potential equivalent shares excluded             940,000          497,000
                                                  ===========      ===========

(1) In addition to the outstanding options and common stock warrants, the company has issued $801,386 of notes as of December 31, 2005 that are convertible into common stock at a conversion price equal to the price of shares sold in a future offering of common stock. The holders of these notes also hold warrants that may be exercised to purchase a number of shares equal to 150% of the number of shares each holder would receive if their notes are converted into common stock. The exercise price of the warrants will be equal to the price of shares sold in the offering of common stock. For estimation purposes, if we sell shares of common stock in a future offering at $25.00 per share, 32,055 shares would be issuable on conversion of the notes and 48,083 shares would be issuable upon exercise of the warrants.

     Accounting for Convertible Debt Securities:

     The company has issued convertible debt securities with non-detachable conversion features. The company accounts for such securities in accordance with Emerging Issues Task Force Issue Nos. 98-5, 00-19, 00-27 and 05-02. For a contingent benefit conversion option, the company records the intrinsic value, which is to be measured using the commitment date fair value of the underlying stock.

     Comprehensive Income:

     Comprehensive income consists of net income only, and, accordingly, a Statement of Comprehensive Income is not presented in these financial statements.

     Segment:

     Based on the company's integration and management strategies, the company operates in a single business segment. For the years ended December 31, 2005 and December 31, 2004, all material revenues have been derived from domestic operations.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

3.   Going concern:

     The financial statements have been prepared on a going concern basis. Management is dependent on funds from borrowing and private equity funding. The company had a loss of $443,906 and used cash flows in operations of $346,341 for the year ended December 31, 2005 and had an accumulated deficit of $10,812,646 and a working capital deficit of $1,124,122 at December 31, 2005. The company has significant cash requirements and no ability to generate sufficient cash flows from operations. The company has insufficient funds to meet its financial obligations as they become due.

     Management believes it will be successful in financing its operations for the next twelve months. However, until such time as these funds are obtained, there can be no assurance that sufficient funds will be available to finance its operations. This raises substantial doubt about the company's ability to continue as a going concern.

     It is Management's objective to seek additional capital and funding sources to finance its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence. Although the company will continue to seek additional cash resources through equity issuances in order to position the company for possible future opportunities, there can be no assurance that funds will be available on an economic basis to the company.

4.   Recent Accounting Pronouncements

     In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company does not believe the adoption of SFAS No. 151 will have any material effect on its consolidated financial position, results of operations or cash flows

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges beginning after June 15, 2005. The company does not believe the adoption of SFAS No. 153 will have any material effect on its consolidated financial position, results of operations or cash flows.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

4.   Recent Accounting Pronouncements (Continued):

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the company's overall results of operations or financial position.

     In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

4.   Recent Accounting Pronouncements (Continued):

     In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the company as it does not participate in the related activities.

     In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. Asset retirement obligations covered by FIN 47 are those for which an entity has a legal obligation to perform an asset retirement activity, even if the timing and method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. We do not expect there to be a material impact from the adoption of FIN 47 on our consolidated financial position, results of operations, or cash flows.

     In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The company does not believe adoption of SFAS No. 154 will have a material effect on its consolidated financial position, results of operations or cash flows.

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-08, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05-08 on our consolidated financial position, results of operations, or cash flows.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

4.   Recent Accounting Pronouncements (Continued):

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-02, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a company's Own Stock.'" EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. We do not expect there to be a material impact from the adoption of EITF 05-02 on our consolidated financial position, results of operations, or cash flows.

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-07, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues." EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05-07 on our consolidated financial position, results of operations, or cash flows.

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-08, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05-08 on our unaudited financial position, results of operations, or cash flows.

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-02, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a company's Own Stock.'" EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. We do not expect there to be a material impact from the adoption of EITF 05-02 on our unaudited financial position, results of operations, or cash flows.

     In September 2005, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 05-07, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues." EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05-07 on our unaudited financial position, results of operations, or cash flows.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

5.   Major Customers:

     Included in accounts receivable as of December 31, 2005, is approximately $44,000 due from one customer. During the year ended December 31, 2005, the same customer accounted for approximately 60% of net revenues.

6.   Property and Equipment:

     A summary as of December 31, 2005, is as follows:

                Computer hardware                  $   2,783
                Furniture and fixtures                13,724
                Leasehold improvements                27,631
                                                   ---------
                                                      44,138
                Less accumulated depreciation         29,471
                                                   ---------
                                                   $  14,667
                                                   =========

Depreciation for the period December 31, 2005, and December 31, 2004, totaled $7,158 and $10,509, respectively.

7.   Convertible Notes Payable:

     As of December 31, 2005, convertible notes payable are comprised of secured and unsecured notes payable. The offering consisted of the sale of units at a price of $5,000 per unit, with each unit consisting of a 10% Convertible Note in the principal amount of $4,999 and a warrant to purchase shares of the company's common stock. $501,386 of Convertible Notes Payable were issued during the period ending December 31, 2004, $150,000 from unrelated parties and $351,386 from related parties, $56,386 of which were issued upon conversion of loans to shareholders. There was a total of $300,000 of Convertible Notes Payable issued during the year ended December 31, 2005, $210,000 from unrelated parties and $90,000 from related parties. The notes will bear interest at the simple rate of ten percent (10%) per year and be due and payable in full two years from the date of issuance. Interest is payable monthly. The notes may be converted, at the option of the holder, into shares of Common Stock upon the occurrence of a Private Investment in a Public Entity offering ("PIPE offering") that raises a minimum of $1 million. The conversion price shall be the same per share price as the PIPE offering. At this time the company expects the stock price of the PIPE to be the same as the trading price of the company's common stock. The convertible notes have been determined to be unconventional convertible notes per EITF 05-02, and as such the embedded conversion feature is required to be bifurcated and derivative treatment applied under the guidance of SFAS 133 and EITF 00-19. The fair value of the conversion feature was determined to have no significant value and accordingly no amount has been recognized as a liability as of December 31, 2005. The conversion feature will be revalued each period end, in accordance with derivative accounting, with the change in

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

7.   Convertible Notes Payable (Continued):

value recognized in operations. Each unit also includes a warrant to purchase shares of the company's Common Stock. The number of shares that may be purchased pursuant to each warrant will equal 150% of the number of shares a holder would receive if he or she converted their notes into shares of Common Stock. The warrants will become exercisable upon a closing of a PIPE offering in which gross proceeds of at least $1 million has been received, and will be exercisable for a period of twelve months thereafter.

     For shares issued in 2005 and 2004 $300,000 was allocated to warrants for 2005 and $501,386 was allocated to warrants for 2004. The Black Scholes option pricing method was used to value the warrants. A $25.00 per share value was attached to the warrants, zero volatility and a risk free interest rate of 3% based on the one year life of the warrants.

     Short-term and long-term debt at December 31, 2005 consisted of the following:
                                                            Related
                                                 Total      Parties     Other
                                                --------   --------   --------

Convertible Debentures July 2004: Interest
only convertible notes at ten percent (10%)
per annum with principal and unpaid interest
due in July 2006                                $201,386   $141,008   $ 60,378

Secured Convertible Debentures October 2004:
Interest only convertible notes at ten percent
(10%) per annum with principal and unpaid
interest due in October 2006.  Secured by all
of the assets of the company                     300,000     75,000    225,000

Convertible Debentures March 2005: Interest
only convertible notes at ten percent (10%)
per annum with principal and unpaid interest
due in July 2006                                 175,000     75,000    100,000

Convertible Debentures May 2005: Interest
only convertible notes at ten percent (10%)
per annum with principal and unpaid interest
due in July 2006                                 125,000     15,000    110,000
                                                --------   --------   --------
Total convertible notes                         $801,386    306,008    495,378
Less unamortized discount                        (15,602)    (5,259)   (10,343)
                                                --------   --------   --------
Net convertible debt                            $785,784   $300,749   $485,035
                                                ========   ========   ========

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

8.   Warrant Liability:

     In conjunction with raising capital through the sale of convertible notes, the company has issued various warrants. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a company's Own Stock", the fair value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet. The change in the fair value of $2,299 for the year ending December 31, 2005 is included in the results of operations. Based on factors disclosed in note 7, warrant liabilities were valued at $35,052 for the warrants.

9.   Pension Plan:

     The company has a 401(k) benefit plan for its full time employees. Eligible employees may make voluntary contributions to the plan up to the allowed maximum in accordance with IRS regulations. The company may make discretionary contributions. The company made no contributions to the plan during the years ended December 31, 2005 and December 31, 2004.

10.  General and Administrative Expenses:

                                                  December 31,     December 31,
                                                     2005             2004
                                                  -----------      -----------

Office Lease Expense                                   93,208           96,103
Telephone Services                                     20,042           27,545
Medical Insurance                                      46,320           57,456
Payroll Tax Expense                                    15,898           28,671
Depreciation Expense                                    8,271           10,509
Other General and Admin Expenses                       50,128          103,674
                                                  -----------      -----------
Total General and Administrative                      233,867          323,958
                                                  ===========      ===========

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

11.  Income Taxes:

     The company has no taxable income and no provision for federal and state income taxes is required for 2005.

     A reconciliation of the statutory federal rate and the company's effective tax rate for the year ended December 31, 2005, is as follows:

     Statutory federal income tax rate                             34%
       Other utilization of net operating losses                  (34%)
                                                                 -----
       Effective tax rate                                           0%
                                                                 -----

Significant components of the company's deferred tax assets and liabilities as of December 31, 2005, are as follows:

     Deferred tax assets:
       Effect of net operating loss carryforwards             $3,669,426
                                                              ----------
          Total deferred tax asset                             3,669,426

          Less valuation allowance                            (3,669,426)
                                                              ----------
            Net deferred tax asset                            $     -
                                                              ==========

     A valuation allowance has been recorded as a reduction against the net operating loss carry forwards due to the uncertainty of the ultimate realization of future benefits from these net operating losses. The change in valuation allowance for the year ended December 31, 2005, was approximately $1,420,574.

     Net operating loss carryforwards of approximately $10,500,000 for federal and $1,800,000 for state are available as of December 31, 2005, to be applied against future taxable income. The net operating loss carryforwards expire in tax years 2015 through 2025 for federal purposes and in tax years 2006 through 2016 for state purposes.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

12.  Preferred Stock and Common Stock Warrants:

     Common Stock

     On November 23, 2004, the company issued 4,000, shares to Hanover Capital for professional services rendered in conjunction with the initiation and filing of its SB-2 registration statements. There was no common stock issued in the year ended December 31, 2005.

     Common Stock Warrants

     Common stock warrants were issued in 1998 and 1999, in connection with debt agreements, which have been fully repaid; the warrants expire between the years 2007 through 2008. Warrants outstanding as of December 31, 2005, are as follows:

             Balance at December 31, 2004        5,073
             Granted in 2005                       -
             Exercised in 2005                     -
             Expired in 2005                       -
                                              --------
             Balance at December 31, 2005        5,073
                                              ========

     The weighted average exercise price per share at December 31, 2005, was $24.80.

13.  Operating Lease Commitment:

     The company leases its business premises in Santa Rosa under an operating lease expiring November 2007. The lease payments are subject to annual increases per the lease agreement.

     The following is a schedule by years of future minimum rental payments required under this lease in excess of one year as of December 31, 2005:

             Year ending December 31,
                      2006                      96,937
                      2007                      92,163
                                              --------
                                              $189,100
                                              ========

     Rent expense for December 31, 2005, and December 31, 2004, totaled $93,208 and $96,103, respectively.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

14.  Commitments and Contingencies:

     There are currently three legal actions pending against the company in which the service providers are seeking approximately $18,000 plus interest, costs and attorney fees for an amount owed by the company. We have not yet filed an answer in either of these cases. In addition we have reached a settlement agreement in another vendor case with a balance owing of $15,000.

     The company is subject to claims arising in the ordinary course of business, primarily vendor disputes. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on the financial positions of the company or result in a substantial impairment of its operations as all legitimate claims have been accrued in accounts payable and accrued expenses.

15.  Subsequent Events:

     In February 2006, shareholders of the company voted to amend the company's Certificate of Incorporation to effect a one for one-hundred (1 for 100) reverse split of the outstanding shares of Common Stock of the company. Additionally, the shareholders approved the company's 2005 Stock Incentive Plan authorizing the issuance of up to 250,000 shares of the company's Common Stock (after giving effect to the 1 for 100 reverse split).

     On March 16, 2006, the company effected the one for one-hundred (1 for 100) reverse split of the outstanding shares of our common stock. This reverse split has been reflected throughout these financial statements.

     In January 2006, there was a $14,000 judgment entered into against the company. The amount owed to this provider has been included in our accounts payable at December 31, 2005.

     We were advised that on February 14, 2006 our common stock had been accepted for quotation on the OTC Bulletin Board. However, as of the date of this report, no quotations have been entered.

16.  Subsequent Events (Unaudited):

     On July 5, 2006, the company entered into a Customer List Purchase Agreement with Computech Print Solutions, Inc. in which the company acquired Computech's list of customers and related information for $292,000. The terms of the agreement included a $50,000 down payment and a non interest bearing note for $242,000 with monthly payments of $8,000. The monthly payments are contingent upon the purchased customer list achieving certain revenue levels consistent with past performances while maintaining a 40% gross margin. Computech has been engaged in the distribution of remanufactured laser toner cartridges, primarily to business customers. The company intends to use the customer list to solicit sales of remanufactured toner cartridges to increase the company's sales of such products.

     On July 7, 2006, 17,500,000 shares of common stock were issued to the following individuals in payment for services rendered to the Corporation under the terms and conditions set forth in the Stock Compensation Agreements entered into as of this date; Daniel Brinker (6,034,480 shares), Aaron Brinker (4,827,590 shares), Thomas Hakel (3,017,240 shares), William Robotham (2,413,790 shares) and Basilio Chen (1,206,900 shares). The value of such shares was determined by management to be $0.015 per share.

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

16.  Subsequent Events (Unaudited) (continued):

     On July 7, 2006, 4,500,000 shares of common stock were issued to the following entities or individuals in payment for services rendered to the company or in cancellation of indebtedness for money advanced by such individuals to the Corporation: BRAM Enterprises (2,000,000 shares), Fort Holdings Ltd. (1,500,000 shares) and Ryan Vice (1,000,000 shares). The value of such shares was determined by management to be $0.015 per share.

     On July 10, 2006, the company's shareholders approved an amendment to the company's Certificate of Incorporation of the Corporation to increase the number of shares of capital stock authorized to 500,000,000 (450,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock) and to effect a ten (10) for one (1) forward stock split. The amendment was filed with the Delaware Secretary of State as of August 21, 2006.

     In September 2006, the company completed the sale of seven and one half Units consisting of 10% Convertible Notes and Warrants to purchase common stock at $50,000 per Unit for aggregate proceeds of $375,000 in a private offering.

     On September 19, 2006, the Board of Directors granted options to purchase a total of 5,650,000 shares of common stock to our four executive officers.

     Daniel J. Brinker, our President and CEO, was granted options to purchase 810,000 shares which will vest over four years from July 7, 2006, plus options to purchase 90,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.165 per share.

     Aaron L. Brinker, our COO, was granted options to purchase 405,000 shares to vest over four years from July 7, 2006, plus options to purchase 45,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.165 per share.

     Ryan Vice, our CFO, was granted options to purchase 270,000 shares to vest over four years from July 7, 2006, plus options to purchase 30,000 shares to vest at the closing of a $5.0 million PIPE offering. The exercise price of his options is $0.15 per share.

     Andrew A. Beaurline, our Sr. Vice President of Corporate Development, was granted options to purchase 4,000,000 shares. The exercise price of his options is $0.15 per share. Mr. Beaurline's options will vest upon the company achieving certain revenue levels as follows:

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $10 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $20 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $40 million in annualized revenue

     * Options to purchase 1,000,000 shares will vest upon ATS reaching $100 million in annualized revenue

AMERICAN TONERSERV CORP.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004
________________________________________________________________________________

16.  Subsequent Events (Unaudited) (continued):

     On September 19, 2006, the Board of Directors also granted options to purchase 240,000 shares to a consultant, which will vest over a period of 12 months; and options to purchase 50,000 shares each to two employees, which will vest over a period of four years. All of these options will be exercisable at $0.15 per share.

     On October 2, 2006, the Board of Directors granted options to purchase 300,000 shares to each of our three Directors. These options vest over a period of 24 months and are exercisable at $0.165 per share.

     On October 2, 2006, the Board of Directors also granted options to purchase 50,000 shares of common stock to a consultant that are exercisable at $0.15 per share. These options are fully vested.

     Also on October 2, 2006, the Board of Directors granted options to purchase 200,000 shares to a consultant who will serve on our Advisory Board. These options are exercisable at $0.15 per share and will vest as to 16,667 shares per month.

     On October 5, 2006, the Board of Directors granted options to a new employee to purchase 300,000 shares. These options are exercisable at $0.15 per share and vest over a period of four years.

AMERICAN TONERSERV CORP.
Condensed Balance Sheet

                                                              September 30, 2006
                                                                  (unaudited)
________________________________________________________________________________

ASSETS

Current assets:
  Cash and cash equivalents                                      $    203,235
  Accounts receivable, net                                             56,130
  Prepaid expenses and other current assets                            12,103
  Deferred compensation                                                28,627
                                                                 ------------
     Total current assets                                             300,095

Customer lists, net                                                   347,382
Property and equipment, net                                            27,674
Deposits                                                                7,110
                                                                 ------------
     Total Assets                                                $    682,261
                                                                 ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses                          $    564,136
  Convertible notes payable, net - current portion                    143,195
  Other liabilities, net - current portion                             50,521
  Deferred revenue                                                     35,357
                                                                 ------------
     Total current liabilities                                        793,209

Long-term liabilities:
  Convertible notes payable, related parties                          375,000
  Convertible notes payable (net of unamortized
    discount of $11,479)                                              208,377
  Other liabilities (net of unamortized discount of $4,105)            35,724
  Warrant liabilities                                                  43,922
                                                                 ------------
     Total long-term liabilities                                      663,023
                                                                 ------------
     Total Liabilities                                              1,456,232
                                                                 ------------
Commitments and contingencies

Stockholders' deficit:
  Convertible preferred stock, $.001 par value
   Series C authorized shares 50,000,000;
   1,067,884 shares issued and outstanding (liquidation
   preference of $1,067,884)                                            1,068
  Common stock; $.001 par value, 450,000,000 shares
   authorized; 22,771,880 shares issued and outstanding                22,772
  Additional paid-in capital                                       10,877,109
  Accumulated deficit                                             (11,674,920)
                                                                 ------------
     Total stockholders' deficit                                     (773,971)
                                                                 ------------
     Total Liabilities and Stockholders' Deficit                 $    682,261
                                                                 ============


The accompanying notes form an integral part of these condensed financial statements.
                                      F-23


AMERICAN TONERSERV CORP.
Condensed Statements of Operations
(Unaudited)

                                         Three months ended               Nine months ended
                                            September 30,                   September 30,
                                        2006            2005            2006            2005
________________________________________________________________________________________________
Revenues:
 Service                            $     32,895    $    119,590    $    172,381    $    349,357
  Toner                                  140,057           2,855         153,005          10,978
                                    ------------    ------------    ------------    ------------
Total Revenues                           172,952         122,445         325,386         360,335

Cost of sales:
  Service                                 22,597          85,385          78,898         215,204
  Toner                                   94,934           1,987         101,729           7,822
                                    ------------    ------------    ------------    ------------
Total Cost of Sales                      117,531          87,372         180,627         223,026

Gross profit                              55,421          35,073         144,759         137,309

Operating Expenses:
  Salaries and wages                     305,758          28,600         362,133         168,234
  Professional fees and services         243,356          24,671         315,805         127,086
  Sales and marketing                      6,094           4,556          15,875          18,365
  General and administrative              75,927          64,534         159,807         187,053
                                    ------------    ------------    ------------    ------------
Total Operating Expenses                 631,135         122,361         853,620         500,738

Loss from operations                    (575,714)        (87,288)       (708,861)       (363,429)

Other income (expense):
 Fair value of convertible debt         (150,172)           --          (150,172)           --
 Interest expense                         (6,838)        (24,168)        (53,425)        (63,830)
 Change in fair value of warrant
  liability                                 --              --            12,827            --
 Gain on claims settlement                  --              --            37,357            --
                                    ------------    ------------    ------------    ------------
Net Loss                            $   (732,724)   $   (111,456)   $   (862,274)   $   (427,259)
                                    ============    ============    ============    ============
Net Loss per share:
Basic and diluted                   $      (0.03)   $      (0.14)   $      (0.11)   $      (0.55)
                                    ============    ============    ============    ============
Weighted average number of shares
 outstanding:
  Basic and diluted                   21,337,097         771,880       7,702,283         771,880
                                    ============    ============    ============    ============


The accompanying notes form an integral part of these condensed financial statements.

AMERICAN TONERSERV CORP.
Condensed Statements of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
(Unaudited)

                                                           Nine months ended
                                                             September 30,
                                                          2006          2005
________________________________________________________________________________

Cash flow from operating activities:
 Net loss for the period                                $(862,274)    $(427,259)

Adjustment to reconcile net loss to net
 cash used in operating activities:
  Depreciation                                              7,957         6,204
  Amortization                                             13,250        11,269
  Change in fair value of warrant liability               (12,827)         --
  Fair value of convertible debt                          150,172          --
  Gain on claims settlement                               (37,357)         --
  Stock compensation                                      262,500          --
  Stock based compensation                                 91,376          --
  Bad debt                                                   --             741

Changes in operating assets and liabilities:
 (Increase) decrease in assets:
   Accounts receivable                                     24,889        39,138
   Prepaid expenses and other current assets               (2,475)         (396)
   Deposits                                                (7,110)         --

Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                    24,619         8,679
  Deferred revenue                                         23,770        11,360
                                                        ---------     ---------
     Net cash used in operating activities               (323,510)     (350,264)
                                                        ---------     ---------
Cash flow from investing activities:
  Purchase of customer lists                              (55,000)         --
  Purchase of property and equipment                      (20,964)         --
                                                        ---------     ---------
Net cash used in investing activities                     (75,964)         --
                                                        ---------     ---------
Cash flow from financing activities:
  Proceeds from issuance of preferred stock               235,000       300,000
  Proceeds from issuance of convertible notes
   payable                                                375,000          --
  Payment of debt on customer list acquisitions           (24,065)         --
  Proceeds from issuance of common stock                    5,000          --
                                                        ---------     ---------
     Net cash provided by financing activities            590,935       300,000
                                                        ---------     ---------
     Net increase (decrease) in cash                      191,461       (50,264)

Cash and cash equivalents, beginning of period             11,774        58,115
                                                        ---------     ---------
Cash and cash equivalents, end of period                $ 203,235     $   7,851
                                                        =========     =========
Supplementary information:
  Interest paid                                         $   7,503     $  10,974
                                                        =========     =========

The accompanying notes form an integral part of these condensed financial statements.

AMERICAN TONERSERV CORP.
Condensed Statements of Cash Flows (Continued)
Increase (Decrease) in Cash and Cash Equivalents
(Unaudited)

                                                           Nine months ended
                                                             September 30,
                                                          2006          2005
________________________________________________________________________________

Non cash investing and financing transaction:
 Series C Convertible Preferred stock issued
  on conversion of notes payable and interest
  with warrants                                         $ 832,884     $    --
                                                        =========     =========

Issuance of convertible notes payable and other
 liabilities for acquisition of customer lists          $ 316,935     $    --
                                                        =========     =========

Deferred compensation on restricted stock and
 option grants to non-employees                         $  36,719     $    --
                                                        =========     =========

Warrant liabilities in connection with the
 Issuance of convertible debt                           $  43,922     $    --
                                                        =========     =========

Issuance of common stock to settle accounts
 payable                                                $  25,000     $    --
                                                        =========     =========












The accompanying notes form an integral part of these condensed financial statements.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

1.   The Company

     Organization and Business Activity:

     Managed Maintenance Systems, Inc. was incorporated in the state of Delaware on May 30, 1995. During 1995 the Company changed its name to "Q MATRIX, Inc." During 2005, the Company changed its name to AMERICAN TONERSERV CORP. (the "Company"). The Company is a national distributor of compatible printer toner cartridges. The Company services printers and other office equipment through its Preferred Provider Network.

2. Basis of Presentation and Summary of Significant Accounting Policies Unaudited Interim Financial Information:

     The accompanying unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to state fairly the financial position and the results of operations for the interim periods. The unaudited condensed financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission ("SEC"), but omit certain information and footnote disclosures necessary to present the statements in accordance with generally accepted accounting principles. Results of interim periods are not necessarily indicative of results for the entire year. These unaudited condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

Estimates:

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

     For certain of the Company's financial instruments, including accounts receivable, accounts payable, accrued expenses, other liabilities and warrants, the carrying amounts approximate fair value due to the short-term nature of these items. Accounts receivable are shown net of allowance for doubtful accounts. In determining the allowance for doubtful accounts, the Company uses specific identification, which includes a reserve on older balances that are disputed or in cases where the Company has knowledge of a potential customer payment issue. The amounts owed on notes payable also approximate fair value, because the interest rates and terms are offered to the Company at current market rates. On long term debt that is interest free an implied interest rate is used to discount the liabilities. The Black-Scholes model is used to value warrants and options. The conversion option, included as a component of convertible debt, is valued using an estimated PIPE price equal to a 20% discount off the fair market value of the stock.

     Property and Equipment:

     Property and equipment is stated at cost less accumulated depreciation. Property and equipment is depreciated using the straight line method over estimated useful lives, which range from three to seven years. Leasehold improvements are depreciated on a straight line basis over the lesser of the lease term or estimated useful life.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________


2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue Recognition:

     Revenue is generated from sales of supplies and maintenance agreements. Revenue from supplies sales is recognized upon customer acceptance. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements. The following is a detailed description of each revenue activity and its revenue recognition policy:

     Remanufactured Toner Sales - Revenue for the resale of laser toner cartridges. The revenue is recognized upon shipment of the toner cartridges to the customer.

     Time and Materials Maintenance Contracts - Revenue for equipment service calls initiated by the customer. All work is billed based on actual time and materials. The revenue is recognized (and billed) as the service is provided.

     Full Service Maintenance Contracts - Revenue for fixed fee equipment service contracts (annual contracts for the first year of service; contracts are billed quarterly thereafter with a ninety day cancellation provision). Revenues are recognized on a straight-line basis over the life of the contract.

     Deferred Revenue:

     Contract revenue for full-service contracts is recognized by the straight line method over the life of the contract with the unearned portion shown as deferred revenue in the accompanying balance sheet. Deferred revenue is also recorded due to the Company's government customers prepaying for toner orders before they are shipped.

     Stock Based Compensation:

     The Company has a stock incentive plan (the "Plan"), administered by the Board of Directors, which provides for the granting of options and shares of common stock to employees, officers, directors and other service providers of the Company. Options granted under the Plan generally are granted with an exercise price equal to the market value of a common share at the date of grant and typically vest over four years from the date of grant. The total number of shares authorized to be granted under the 2005 plan was 7,000,000 at September 30, 2006. On October 2, 2006 the Board of Directors authorized a 1,400,000 increase in the Plan to 8,400,000 shares. The 1995 Stock Option Plan has expired but all options outstanding at that time continue in accordance with their respective terms. As of September 30, 2006, no new options will be granted under the 1995 Plan and there were 46,343 options outstanding under the 1995 Plan.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

     Stock Based Compensation (Continued):

     On January 1, 2006, the Company adopted SFAS No. 123R (revised 2004), "Share-Based Payment" ("FAS 123R"), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise. The statement eliminates the ability to account for share-based compensation transactions, as the Company formerly did, using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in its statements of operations.

     The Company adopted FAS 123R using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. The Company's financial statements as of and for the nine months ended September 30, 2006 reflect the impact of adopting FAS 123R. In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123R.

     There was no impact from the adoption of FAS 123R as the Company had accelerated vesting for unvested options effective December 31, 2005.

     The estimated fair value of equity-based awards, less expected forfeitures, is amortized over the awards' vesting period on a straight-line basis. Share-based compensation expense recognized in the consolidated statements of operations relating to stock options was $14,501 ($0.00 per share) for each of the three- and nine-month periods ended September 30, 2006. We have not recorded income tax benefits related to equity-based compensation expense as deferred tax assets are fully offset by a valuation allowance. The implementation of SFAS 123R did not have a significant impact on cash flows from operations during the nine months ended September 30, 2006.

     In calculating compensation related to stock option grants, the fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

                                        Three months ended     Nine months ended
                                        September 30, 2006    September 30, 2006

Dividend yield                                 None                  None

Expected volatility                            35.0%                 35.0%

Risk-free interest rate                     4.7% - 5.1%           4.7% - 5.1%

Expected terms (years)                      5.7  - 6.3            5.7  - 6.3

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Stock Based Compensation (Continued):

     The Company calculates the expected volatility for stock-based awards using the historical volatility for its peer group public companies because sufficient historical data does not yet exist for the Company's stock.

     Pro Forma Information for Periods Prior to 2006:

     Prior to the adoption of FAS 123R, the Company provided the disclosures required under FAS 123 "Accounting for Stock Based Compensation", as amended by FAS 148 "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123". Employee stock-based compensation expense recognized under FAS 123 was reflected in the Company's results of operations for the nine months ended September 30, 2005 for employee stock option awards that were granted with an exercise price equal to the fair value of the underlying common stock on the date of grant.

     The pro forma information for the three months and nine months ended September 30, 2005 required under FAS 123 was as follows:

                                    Three months ended    Nine Months Ended
                                      September 30,          September 30,
                                          2005                   2005

Loss for the period
 as reported                            $(111,456)             $(427,259)

Add: Employee stock-based
compensation expense, as reported            --                     --

Deduct: Employee stock-based
compensation expense determined
under the fair value method                  --                     --

Pro forma loss for the period           $(111,456)             $(427,259)

Pro forma - basic and diluted
loss per share                          $   (0.01)             $   (0.06)

The Company accounts for restricted stock and options to non-employees in accordance with EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company records the fair value of such restricted stock and options as deferred compensation at the date of issuance and recognizes compensation pro rata over the service period of the restricted stock or options. The compensation is adjusted for the change in fair market value at the end of each period.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Stock Based Compensation (Continued):

Net Loss per Share:

     Net loss per share has been calculated using the weighted average number of shares outstanding during the period. Diluted loss per common share are computed similar to basic loss per share except that the weighted average number of common shares outstanding is increased to include additional common shares from the assumed exercise of options and warrants and conversion of convertible debt, if dilutive. Dilutive loss per share is the same as basic loss per share in all periods, since the impact of outstanding options and warrants is antidilutive.

     All numbers of shares and per share amounts in this filing have been adjusted to give effect to the reverse and forward splits, unless otherwise stated.

     The following securities could potentially dilute basic earnings per share in the future:

                                              September 30,    September 30,
                                                  2006             2005

Options                                         5,950,000         10,339
Common Stock Warrants                           1,500,000          5,073
Convertible debt                                3,541,666           -


     Convertible debt was calculated based on $425,000 of convertible notes outstanding using an estimated conversion price of $0.12 per share, which represents a discount of 20%, the estimated discount of a PIPE ("Private Investment in a Public Entity") offering, of the fair value of common stock $0.15 per share at September 30, 2006.

     Convertible Debt Securities:

     The Company has issued convertible debt securities with non-detachable conversion features. The Company accounts for such securities in accordance with SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" the Company accounts for such securities on the balance sheet as a component of the overall fair value of the securities. The Company estimates fair value based on the intrinsic value of common stock by determining the difference between the total shares converted at fair value and the total shares converted at a 20% discount, which is the estimated discount of a PIPE offering.

     Warrants and Detachable Warrants:

     The Black Scholes option pricing method was used to value the warrants and detachable warrants. A $0.15 per share value was attached to the warrants, a 35% volatility and a risk free interest rate ranging from 4.7 to 5.1% based on the estimated life of 1.5 years of the warrants.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

2. Basis of Presentation and Summary of Significant Accounting Policies \ (Continued)

     Warrants and Detachable Warrants (Continued):

     As the warrant contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the estimated fair value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet. The total warrant liabilities as of September 30, 2006 were $43,922.

     Customer Lists:

     The Company entered into two purchase agreements to acquire customer lists during the three months ended September 30, 2006. The Company accounts for the purchase of these customer lists at cost, net of discounts, if any, less accumulated amortization. These customer lists are amortized using the straight line method over an estimated useful life of seven years.

     The Company uses debt to purchase the customer lists. The debt is interest free so the Company discounts these notes using an imputed interest rate of 10%. The discounts on the notes are amortized over the term of the notes.

3.   Going concern:

     These condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its obligations in the normal course of business.

     The Company had a loss of $862,274 and had negative cash flows from operations of $323,510 for the nine month period ended September 30, 2006 and had an accumulated deficit of $11,674,920 and a working capital deficit of $493,113 at September 30, 2006. The Company settled overdue claims from certain service providers resulting in a net gain of $37,357 during the nine months ended September 30, 2006. The Company has significant cash requirements and no ability to generate sufficient cash flows from operations. The Company has insufficient funds to meet its financial obligations as they become due.

     Management believes it will be successful in financing its operations for the next twelve months. However, until such time as financing is obtained, there can be no assurance that sufficient funds will be available to finance its operations. This raises substantial doubt about the Company's ability to continue as a going concern. It is management's objective to seek additional capital and funding sources to finance its future operations. The Company raised $375,000 through a private offering during the 3 months ended September 30, 2006. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. Although the Company will continue to seek additional cash resources through equity issuances in order to position the Company for possible future opportunities, there can be no assurance that funds will be available on an economic basis to the Company.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

4.   Recent Accounting Pronouncements:

     In May 2005, the FASB issued SFAS No. 154 ("FAS 154"), "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of FAS 154 in the nine months ended September 30, 2006 did not have a material effect on the Company's results of operations, liquidity or capital resources.

     In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109"("FIN 48") which clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 is a comprehensive model for how a Company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on a tax return. If an income tax position exceeds a more likely than not (greater than 50%) probability of success upon tax audit, the Company will recognize an income tax benefit in its financial statements. Additionally, companies are required to accrue interest and related penalties, if applicable, on all tax exposures consistent with jurisdictional tax laws. This interpretation is effective on January 1, 2007. The Company is currently in the process of evaluating the impact of this interpretation on its financial statements.

5.   Customer List Acquisitions

     On July 5, 2006, the Company entered into a Customer List Purchase Agreement with Computech Print Solutions, Inc. ("Computech") in which the Company acquired Computech's list of customers and related information for $292,000. The terms of the agreement included a $50,000 down payment and a note for $242,000 with interest imputed at 10% and monthly payments of $8,000. The monthly payments are contingent upon the purchased customer list achieving certain revenue levels consistent with past performances while maintaining a 40% gross margin over a two year period. After the two year term of the note a $50,000 balloon payment is due in cash or can be converted at the option of the note holder. The conversion price will be at a 20% discount to the PIPE Offering, but can be no less than $0.20 per share. The note has been discounted at 10% and is being amortized over the two year term of the note. In addition to the payments listed above, Computech will be entitled to receive a bonus payment if the gross margin from sales generated from the customer list is above $220,000 for any fiscal year during the first two years. The bonus payment would be equal to 30% of gross margin in excess of $220,000.

     On August 26, 2006, the Company entered into a Customer List Purchase Agreement with Laser Cartridge Recharge Systems, Inc. in which the Company acquired Laser Cartridge Recharge Systems, Inc. list of customers and related information for $104,000. The terms of the agreement included a $5,000 down payment and monthly payments of 25% of gross sales for year one and 20% of gross sales for year two. These payments are assuming annual gross sales of $220,000. The liability associated with this purchase has been discounted at 10% and will be amortized over the two year term. These companies are distributors of remanufactured laser toner cartridges, primarily to business customers. The Company intends to use the customer lists to solicit sales of remanufactured toner cartridges to increase the Company's sales of such products.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

6.   Convertible Notes

     On September 18, 2006, the Company completed the sale of seven and one half Units of securities in a private offering at a purchase price of $50,000 per Unit. Each Unit consists of a 10% Convertible Note in the principal amount of $49,999 (the "Notes") and a detachable warrant to purchase shares of the Company's Common Stock (the "Warrants"). The Notes bear interest at the rate of 10% per annum and become due and payable in full two years after issuance. The Notes may be converted, at the option of the holder, into shares of Common Stock upon the sale and issuance of Common Stock by the Company in a PIPE offering resulting in gross proceeds of not less than $3,000,000 (a "$3 Million Qualified Offering"). The conversion term will expire six months after the Company completes a $3 Million Qualified Offering. The Notes will be automatically converted into shares of common stock upon the sale and issuance of common stock by the Company in a PIPE offering resulting in gross proceeds of not less than $5,000,000 (a "$5 Million Qualified Offering").The price at which this Note may be converted into Common Stock (the "Conversion Price") shall be the average price at which the first $1.0 million of Common Stock is sold in a $3 Million or $5 Million Qualified Offering, whichever may occur.

     The conversion option feature of these notes has been valued based on a 20% discount of the stock at $0.15 per share, which is the estimated discount in a PIPE offering. This conversion option is included in the fair value of these notes. These notes also contain detachable warrants equal to 40% of the face value of the note. In assessing the fair value of the warrant grants, the Company recorded the fair value of these instruments based on the Black-Scholes model which requires estimates of the volatility of our stock and the market price of our shares, which in the absence of a market for shares through September 30, 2006, was based on estimates of fair value made by our Board of Directors.

     In May 2006, $751,386 of convertible notes payable issued in May 2005 and $81,498 of related accrued interest on these notes, which were originally to be converted into shares of common stock, were exchanged for Series C Convertible Preferred Stock ("Series C Shares"). In addition, the warrants to purchase $1,127,079 were terminated. A total of 832,884 Series C Shares were issued in exchange for the convertible notes and the interest accrued thereon, along with the termination of warrants issued with the convertible notes. This did not result in an expense for the induced conversion because the note holders did not receive additional consideration to convert the notes payable to Series C preferred shareholders. As of September 30, 2006 there was $50,000 of convertible notes outstanding.

     In calculating the warrant liability, the fair value of each warrant is estimated at the end of each period using the Black-Scholes model and the following weighted average assumptions:

                               Three months ended      Nine months ended
                               September 30, 2006      September 30, 2006

Dividend yield                        None                    None
Expected volatility                   35.0%                   35.0%
Risk-free interest rate                4.0%                    4.0%
Expected terms (years)                 1.5                     1.5

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

7.   Preferred Stock

     In May 2006, the Company issued 1,067,884 Series C Shares in exchange for convertible notes and the interest accrued thereon totaling $832,884 (see Note
6) and cash of $235,000.

     The Series C Shares are convertible into ten shares of the Company's common stock. The holders of the Series C Shares will vote together with the holders of common stock on an "as if converted" basis. The holders of the Series C Shares will also be entitled to vote as a separate class as required by Delaware law. Holders of Series C Convertible Preferred Stock will receive dividends only when and if declared by the Board of Directors of the Company and no dividends shall accumulate on the Series C Convertible Preferred Stock.

8.   Stock-based Compensation

     On July 7, 2006, 17,500,000 shares of common stock were issued to the below listed individuals in the amounts set forth opposite their names. These are being issued to such individuals in payment for services rendered to the Corporation under the terms and conditions set forth in the Stock Compensation Agreements entered on this date for the following individuals: Dan Brinker (6,034,480), Aaron Brinker (4,827,590), Tom Hakel (3,017,240), Bill Robotham
(2,413,790) and Basilio Chen (1,206,900). The fair value of such shares is $0.015 per share, as determined by the Board of Directors. Total compensation recognized during the three months ended September 30, 2006 relating to this stock was $262,500.

     On July 7, 2006, 4,500,000 shares of common stock, of which 2,500,000 shares were restricted (see Note 9), were issued to the below listed entities or individuals in the amounts set forth opposite their names. These shares are being issued in exchange for, payment for services rendered to the Company by such entities or individuals or in cancellation of indebtedness for money advanced by such individuals to the Corporation: BRAM Enterprises (2,000,000), Fort Holdings Ltd. (1,500,000 - restricted) and Ryan Vice (1,000,000 - restricted). The fair value of such shares is $0.015 per share, as determined by the Board of Directors. Total compensation recognized during the 3 months ended September 30, 2006 relating to restricted stock was $76,875.

9.   Restricted Stock

     On July 7, 2006, the Company's Board of Directors entered into a Corporate Development and Consulting Agreement with Fort Holdings Ltd., a British Virgin Island corporation ("Fort Holdings"), under which Fort Holdings will provide corporate and business development, planning and financial consulting services to the Corporation. As compensation for these services, Fort Holdings received a $10,000 retainer and 1,500,000 shares of the Company's Common Stock. Fort Holdings will be required to return 500,000 shares in the event that the corporate development plan is not completed and 1,000,000 shares if Fort Holdings terminates the Corporate Development and Consulting Agreement within six months of entering into the agreement. The fair value of this stock when granted was $0.015 per share.

     On July 7, 2006 the Board of Directors granted 1,000,000 shares of restricted stock for services already provided by Ryan Vice prior to him becoming Chief Financial Officer of the Company. These shares are subject to the employee's continued service of two years to the Company. The fair value of this stock when granted was $0.015 per share.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

9.   Restricted Stock (Continued)

     Restricted shares have the same voting and dividend rights as the Company's unrestricted common shares. Prior to the implementation of SFAS 123R, the Company had not issued any restricted stock. Compensation cost for restricted stock is recognized in the financial statements on a pro rata basis over the vesting period for Ryan Vice, Chief Financial Officer.

     The amount of expense for each of the three and nine-month periods ended September 30, 2006 related to restricted stock that would have been included in the consolidated statements of operations under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees was $1,875 ($0.00 per share). The amount of expense for each of the three and nine-month periods ended September 30, 2006 related to restricted stock for non-employees was $75,000. We have not recorded income tax benefits related to equity-based compensation expense as deferred tax assets are fully offset by a valuation allowance. The implementation of SFAS 123R did not have a significant impact on cash flows from operations during the nine months ended September 30, 2006.

     A summary of the changes in restricted stock outstanding during the nine months ended September 30, 2006 is presented below:

                                                         Weighted
                                                         Average
                                                         Grant Date
                                         Shares          Fair Value

Non-vested shares
 at January 1, 2006                        -                  -
  Granted                               2,500,000          $0.015
  Vested                                   -                  -
  Forfeited/Expired                        -                  -
Non-vested shares
 at September 30, 2006                  2,500,000          $0.015

     As of September 30, 2006, there was $28,125 of total unrecognized compensation cost related to restricted stock, of which $15,000 is recorded as deferred compensation. The weighted average vesting period remaining for the restricted stock is 1.4 years.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________


10.  Certificate of Incorporation Amendment

     On March 16, 2006, American TonerServ Corp. (the "Company") filed a Certificate of Amendment to the Certificate of Incorporation of the Company. The Certificate of Amendment was filed to effect a one for one-hundred reverse split of the shares of the Company's common stock outstanding.

     On July 10, 2006, the Company's shareholders approved an amendment to the Company's Certificate of Incorporation of the Corporation to increase the number of shares of capital stock authorized to 500,000,000 (450,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock) and to effect a one for ten stock split effective on August 21, 2006.

11.  Stock Option Plan

     On July 10, 2006, the Company's shareholders approved an amendment to the Company's 2005 Stock Option Plan (the "Option Plan") which increased the number of shares of Common Stock authorized and reserved for issuance under the terms of the Option Plan by 4,500,000 shares, for an aggregate of 7,000,000 shares reserved and authorized for issuance under the Option Plan. These shares reflect the ten for one stock split.

     On September 19, 2006, the Board of Directors granted options to purchase a total of 5,650,000 shares of common stock to our four executive officers. These options were issued post stock split. The weighted average exercise price of these options was $0.153 per share with a vesting period of four years. The board also granted 50,000 shares each to two employees, which vest over four years and are exercisable at $.15 per share.

     On September 19, 2006, the Board of Directors also granted options to purchase 240,000 shares to a consultant, which vest over 12 months. These options are exercisable at $0.15 per share. Compensation expense recognized during the three months ended September 30, 2006 was $592. Deferred compensation relating to these shares at September 30, 2006 was $13,626.

     On September 29, 2006, the Board of Directors of the Company approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan from 7,000,000 shares to 8,400,000 shares. Also on September 29, 2006, the shareholders of the Company approved the amendment by the consent of certain shareholders holding a majority of the shares outstanding.

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

11.  Stock Option Plan (Continued)

     A summary of the changes in stock options outstanding under our equity-based compensation plans during the nine months ended September 30, 2006 is presented below:
                                               Weighted
                                               Average
                                    Weighted   Remaining
                                    Average    Contractual   Aggregate
                                    Exercise   Term          Intrinsic
                                    Shares     Price         (Years)     Value

Outstanding at January 1, 2006         -           -             -         -
Granted                            5,990,000    $0.153          10         -
Exercised                              -           -             -         -
Forfeited/Expired                    (40,000)   $0.150           -         -

Outstanding at September 30,
 2006                              5,950,000    $0.153          10         -
Excercisable at September 30,
 2006                                 34,667    $0.150          10         -

     The weighted average grant date fair value of options granted during each of the three and nine-month periods ended September 30, 2006 was $0.06.

     A summary of the status of non-vested shares at September 30, 2006 and changes during the nine months ended September 30, 2006 is presented below:

                                               Weighted
                                               Average
                                               Grant Date
                                               Shares        Fair Value

Non-vested shares at January 1, 2006               -              -
 Granted                                       5,990,000       $0.153
 Vested                                          (34,667)      $0.150
 Forfeited/Expired                               (40,000)      $0.150

Non-vested shares at September 30, 2006        5,915,333       $0.153

AMERICAN TONERSERV CORP.
Notes to Unaudited Condensed Financial Statements
________________________________________________________________________________

11.  Stock Option Plan (Continued)

     As of September 30, 2006, there was approximately $340,000 of total unrecognized compensation cost related to non-vested options granted under the plans, which is expected to be recognized over a weighted average period of 3.8 years. The total fair value of options vested was $5,200 during each of the three and nine-month periods ended September 30, 2006. No options were exercised during the three and nine-month periods ended September 30, 2006.

12.  Commitments and Contingencies

     There are currently no legal actions pending against the Company. In the past, we have been subject to claims arising in the ordinary course of business, primarily vendor disputes. We settled some overdue claims from certain service providers during the nine months ended September 30, 2006. There are currently no such claims outstanding.

     The Company is subject to claims arising in the ordinary course of business, primarily vendor disputes. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on the financial position of the Company or result in a substantial impairment of its operations as all legitimate claims have been accrued in accounts payable and accrued expenses.

13.  Subsequent Events

     On October 2, 2006, the Board of Directors granted options to purchase 300,000 shares to each of the Company's three Directors. These options vest over a period of 24 months and are exercisable at $0.165 per share.

     On October 2, 2006, the Board of Directors also granted options to purchase 50,000 shares of common stock to a consultant that are exercisable at $0.15 per share. These options vested immediately.

     On October 2, 2006, the Board of Directors granted options to purchase 200,000 shares to a consultant who will serve on the Company's Advisory Board. These options are exercisable at $0.15 per share and will vest as to 16,667 shares per month.

     On October 5, 2006, Curtis Kahnberg was hired as Vice President of Operations. He was granted options to purchase 300,000 shares. These options vest over a four year period and are exercisable at $0.15 per share.

[Outside back cover page of prospectus]


                            AMERICAN TONERSERV CORP.

                        4,706,900 Shares of Common Stock



No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful.


                     ______________________________________


Until ______, 200_, all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our certificate of incorporation includes provisions that limit the liability of our directors for monetary damages in breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. As a result our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for:

     *  any breach of their duty of loyalty to us or our stockholders;

     * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     * unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided by Section 174 of the Delaware General Corporation Law; or

     * any transaction from which the director derived an improper personal benefit.

     Any amendment or repeal of these provisions would be only for future matters and would not adversely affect any limitation on the liability of a director existing at the time of the amendment or repeal.

     Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the company, are as follows:

     SEC Filing Fee ................................ $     76
     Printing Expenses .............................      500
     Accounting Fees and Expenses ..................    5,000
     Legal Fees and Expenses .......................    5,000
     Blue Sky Fees and Expenses ....................    1,000
     Miscellaneous .................................      424
                                                     --------
          Total .................................... $ 12,000
                                                     ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years we sold securities listed below that were not registered under the Securities Act of 1933.

     During the period from July 2004 through May 2005, the company raised $801,836 in gross proceeds from private offerings of convertible notes and warrants. The offerings consisted of the sale of a total of 89 units at a price of $5,000 per unit, with each unit consisting of a 10% Convertible Note in the principal amount of $4,999 and a warrant to purchase shares of our common stock. The notes will bear interest at the simple rate of ten percent (10%) per year. Interest is payable monthly. The notes are due and payable in full two years from the date of issuance. The notes may be converted, at the option of the holder, into shares of our Common Stock upon the occurrence of a Private Investment in a Public Entity offering ("PIPE offering") undertaken by us that raises a minimum of $1.0 million. The conversion price shall be the same per share price as the PIPE offering. Each unit includes a warrant to purchase shares of our Common Stock. The number of shares that may be purchased pursuant to each warrant will equal 150% of the number of shares a holder would receive if he or she converted their notes into shares of Common Stock. The warrants will become exercisable upon a closing of a PIPE offering in which gross proceeds of at least $1 million has been received, and will be exercisable for a period of twelve months thereafter.

     The units were sold to a total nine accredited investors. Among these investors are Daniel J. Brinker, Chairman of the Board, who invested $65,000; Lynn Brinker, a principal shareholder, who invested $50,000; Dave Brinker, a principal shareholder who invested $25,000; and Bram Enterprises, a partnership in which Lynn Brinker and William A. Robotham are partners, who invested $300,000.

     The company has agreed to pay Spencer Edwards, Inc., a registered broker-dealer, a commission equal to 10% of the amount raised in the private offerings.

     In connection with these offerings we relied on the exemptions provided by
Section 4(2) of the Securities Act of 1933 (the "Act"), and Rule 506 under the Act. The securities were sold to persons who were already shareholders of the company as well as persons with whom Directors of the company had a prior business relationship. We reasonably believe that all of these investors were "Accredited Investors," as defined under the Act, who had access to complete information concerning the company. Each investor was given a private placement memorandum that provided detailed information about the company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed a subscription agreement and investment letter representing that they were acquiring the securities for investment purposes only. A restrictive legend was placed on the securities issued.

     In February 2003, Daniel J. Brinker and Dr. Daniel F. O'Keeffe, Directors of the company, and Lynn Brinker, who was then a Director of the company, lent $30,000, $10,000 and $10,000 respectively to the company. These amounts were loaned in order to provide cash needed by the company to pay current payroll and other operating obligations. In July 2004 these notes, including the interest accrued thereon, were exchanged for notes and warrants with the same terms as the securities sold in the private offering described above. The original notes were secured by a security interest in the accounts receivable of the company, but the security interest ended when the notes were exchanged. In connection with this offering we relied on the exemptions provided by Section 4(2) of the Act. Each of these persons was given a private placement memorandum that provided detailed information about the company and they were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. We reasonably believe that the investors are "Accredited Investors" who had access to complete information concerning the company. The investors signed a subscription agreement and investment representing that they were acquiring the securities for investment purposes only. A restrictive legend was placed on the securities issued.

     In January 2002, we issued 2,429 shares of our common stock to Laurianne Meyer. The purchase price was $2.50 per share. In connection with this offering we relied on the exemptions provided by Section 4(2) of the Act. We reasonably believe that the investor was a "sophisticated investor" who had access to complete information concerning the company. The investor acquired the shares for investment purposes. A restrictive legend was placed on the certificate issued.

     In August 2003, the company entered into a consulting agreement with Hanover Capital Corporation. As part of the consideration to be paid for its services, Hanover Capital was to receive a total of 40,000 shares of the company's common stock upon the occurrence of certain events. All of the events have now occurred, and the shares were issued to Hanover Capital. In connection with the issuance of common stock to Hanover Capital, we relied on the exemptions provided by Section 4(2) of the Act. We reasonably believe that Hanover Capital is a "sophisticated investor" who was given access to complete information concerning the company. Hanover Capital was introduced to the company by a mutual acquaintance. No advertising or other general solicitation was used in connection with the sale to Hanover Capital, and Hanover Capital acquired the shares for investment purposes, and a restrictive legend was placed on the certificate representing the shares.

     On May 8, 2006, we entered into binding agreements to issue shares of Series C Convertible Preferred Stock ("Series C Shares") to accredited investors in a private offering. A total of 1,067,884 Series C Shares were issued to 12 accredited investors. In connection with the sale of the Series C Shares the company relied upon the exemptions provided by Section 4(2) of the Act, and Rule 506 under the Act. The securities were sold to persons who were already shareholders of the company as well as persons with whom Directors of the company had a prior business relationship. The company reasonably believes that all of these investors are "Accredited Investors," as defined under the Act, who had access to complete information concerning the company. Each investor was given a private placement memorandum that provided detailed information about the company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed subscription documents representing that they were acquiring the securities for investment purposes only. A restrictive legend was placed on the certificates representing the securities issued.

     On July 7, 2006, the company issued a total of 22,000,000 shares of its common stock to eight investors in private transactions. Of the shares issued, 17,500,000 of the shares were issued in pursuant to Stock Compensation Agreements with these persons. In addition, 2,000,000 shares were issued to BRAM Enterprises in exchange for $5,000 cash and the cancellation of $25,000 in indebtedness of the company; 1,000,000 shares were issued to Ryan Vice in connection with his employment with the company as CFO; and 1,500,000 shares were issued to Fort Holdings Ltd. in connection with the Corporate Development and Consulting Agreement with that firm.

     In connection with these sales, the company relied on the exemption from registration under the Act as provided in Section 4(2) of the Act. The number of persons was limited and each person is either an "accredited investor" as defined in Regulation D under the Securities Act or sophisticated as to the nature of the particular transaction. Each person was given access to complete information concerning the company and was advised of the restricted status of the securities. A customary restrictive legend was placed on each of the certificates for such securities and stop transfer instructions were given to the company's transfer agent.

     On September 18, 2006, the company completed the sale of seven and one half Units consisting of 10% Convertible Notes and Warrants to purchase common stock at $50,000 per Unit for aggregate proceeds of $375,000. The Units were sold to five accredited investors. Included among the investors are Bram Enterprises, a principal shareholder of the company, which purchased one and one half Units; Andrew Beaurline, Sr. Vice President of Corporate Development and Strategy, who purchased one half Unit; Jim Laier; Mary Frances Laier; and Jack Stuppin.

     In connection with these sales, the company relied on the exemption from registration under the Act as provided in Section 4(2) of the Act. The number of persons was limited and each person is an "accredited investor" as defined in Regulation D under the Securities Act. The company provided a private placement memorandum to the investors and each investor was given access to complete information concerning the company. Each investor represented that they were acquiring the securities for investment purposes. A customary restrictive legend was placed on each of the certificates for such securities. The company filed a Form D with the SEC related to this offering.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Number     Description
------     -----------

3.1        Certificate of Incorporation, as amended (1)

3.2        Bylaws (1)

3.3        Certificate of Amendment filed January 3, 2005 (1)

3.4        Certificate of Amendment filed March 16, 2006 (3)

3.5        Certificate of Amendment filed August 21, 2006 (4)

3.6        Certificate of Designations, Preferences and Rights of
           Series C Convertible Preferred Stock (5)

5 Opinion of Krys Boyle, P.C. regarding the legality of the securities being registered (2)

10.1       1995 Stock Incentive Plan, as amended (1)

10.2       Full Service Lease between Oak Valley Business Center and
           Q MATRIX, Inc. (1)

10.3       Consulting Agreement with Hanover Capital Corporation (1)

10.4       Customer List Purchase Agreement with Computech Print
           Solutions, Inc. (6)

10.5       Convertible Promissory Note issued to Computech Print
           Solutions, Inc. (6)
10.6       Stock Compensation Agreement with Daniel J. Brinker (7)

10.7       Stock Compensation Agreement with Thomas Hakel (7)

10.8       Stock Compensation Agreement with Aaron L. Brinker (7)

10.9       Stock Compensation Agreement with William A. Robotham (7)

10.10      Stock Compensation Agreement with Basilio Chen (7)

10.11      Employment Letter with Daniel J. Brinker (7)

10.12      Employment Letter with Aaron L. Brinker (7)

10.13      Employment Letter with Ryan Vice (7)

10.14      Stock Repurchase Right Agreement with Ryan Vice (7)

10.15      Corporate Development and Consulting Agreement with Fort Holdings
           Ltd. (7)

10.16      Employment Letter with Andrew A. Beaurline (8)

10.17      Form of 10% Convertible Note for 2006 Offering (8)

10.18      Form of Warrant to Purchase Common Stock for 2006 Offering (8)

10.19      Form of Registration Rights Agreement for 2006 Offering (8)

23.1       Consent of Krys Boyle, P.C. - Contained in Exhibit 5

23.2       Consent of Stonefield Josephson, Inc., Certified Public
           Accountants (2)
_________________

(1) Incorporated by reference to the company's Form SB-2 Registration Statement, SEC File No. 333-120688.

(2)  Filed herewith electronically.

(3) Incorporated by reference to the company's Report on Form 8-K dated March 16, 2006.

(4) Incorporated by reference to the company's Report on Form 8-K dated August 21, 2006.

(5)  Incorporated by reference the company's Report on Form 8-K dated May 15,
     2006.

(6)  Incorporated by reference the company's Report on Form 8-K dated July 5,
     2006.

(7)  Incorporated by reference the company's Report on Form 8-K dated July 7,
     2006.

(8) Incorporated by reference the company's Report on Form 8-K dated September 18, 2006.

ITEM 28.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

     (a) any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Rosa, State of California, on the 28th day of November 2006.

                                  AMERICAN TONERSERV CORP.



                                  By: /s/ Daniel J. Brinker
                                      Daniel J. Brinker, President and Chief
                                      Executive Officer

                                  By: /s/ Ryan Vice
                                      Ryan Vice, Chief Financial Officer and
                                      Principal Accounting Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Form SB-2 Registration Statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

    Signature and Title                               Date



/s/ Daniel J. Brinker                           November 28, 2006
Daniel J. Brinker, Director


/s/ Thomas Hakel                                November 28, 2006
Thomas Hakel, Director


/s/ William A. Robotham                         November 28, 2006
William A. Robotham, Director